As filed with the Securities and Exchange Commission on July 1, 2008

Reg. No. 333-151397

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JPMORGAN CHASE & CO.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-2624428
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

THE BEAR STEARNS COMPANIES INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3286161
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

BEAR STEARNS CAPITAL TRUST III

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-7171664
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

The Bear Stearns Companies Inc.

270 Park Avenue, New York, NY 10017

(212) 270-6000

(Name, address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Anthony J. Horan

The Bear Stearns Companies Inc.

270 Park Avenue, New York, NY 10017

(212) 270-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Communications to:

Neila B. Radin, Esq.	Maripat Alpuche, Esq.
JPMorgan Chase & Co.	Simpson Thacher & Bartlett LLP
270 Park Avenue, New York, NY 10017	425 Lexington Avenue, New York, NY 10017
(212) 270-6000	(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price	Proposed maximum aggregate offering price per unit	Amount of registration fee
Debt securities of The Bear Stearns Companies Inc., Trust Preferred Securities of Bear Stearns Capital Trust III, The Bear Stearns Companies Inc.’s guarantee of the Trust Preferred Securities of Bear Stearns Capital Trust III, JPMorgan Chase & Co.’s guarantees of the debt securities of The Bear Stearns Companies Inc., JPMorgan Chase & Co.’s guarantee of The Bear Stearns Companies Inc.’s guarantee of the Trust Preferred Securities of Bear Stearns Capital Trust III	$0			$0

(1)	This registration statement covers only an indeterminate amount of debt and other securities (including guarantees) that may be offered by affiliates of JPMorgan Chase & Co. and The Bear Stearns Companies Inc., including J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc., in connection with offers and sales related to secondary market transactions in securities that have previously been registered by the registrants.

Explanatory Note

On May 30, 2008, a wholly-owned subsidiary of JPMorgan Chase & Co. merged with and into The Bear Stearns Companies Inc., with The Bear Stearns Companies Inc. continuing as the surviving corporation and a subsidiary of JPMorgan Chase & Co. The content of this registration statement is intended for use by affiliates of JPMorgan Chase & Co. and The Bear Stearns Companies Inc., including J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc., in connection with offers and sales related to secondary market transactions in debt and other securities previously registered by the registrants under the Securities Act of 1933 and in certain debt securities or any other securities that are initially offered and sold by or on behalf of the registrants after the effective date of this registration statement. This market maker prospectus is in addition to, and not in substitution for, the original prospectuses relating to securities offered hereby which are on file with the Securities and Exchange Commission.

The first prospectus making up this registration statement is a market maker prospectus. Immediately following the market maker prospectus is a prospectus supplement to be attached to the prospectus supplements and pricing supplements of certain debt securities named therein of The Bear Stearns Companies Inc. in connection with offers and sales related to secondary market transactions in those debt securities. Following that prospectus supplement is another prospectus supplement to be attached to the prospectus supplement of Bear Stearns Capital Trust III in connection with offers and sales related to secondary market transactions in the securities of Bear Stearns Capital Trust III and guarantees of those securities.

This post-effective amendment number 1 is filed to register JPMorgan Chase & Co.’s guarantees of specified debt securities of The Bear Stearns Companies Inc. and JPMorgan Chase & Co.’s guarantee of The Bear Stearns Companies Inc.’s guarantee of the Trust Preferred Securities of Bear Stearns Capital Trust III.

THE BEAR STEARNS COMPANIES INC.

Debt Securities

fully and unconditionally guaranteed by

JPMORGAN CHASE & CO.

Affiliates of JPMorgan Chase & Co. and The Bear Stearns Companies Inc., including J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc., may use this prospectus in connection with offers and sales in the secondary market of the debt securities referenced herein and the accompanying guarantees of those debt securities. These affiliates may act as principal or agent in those transactions. Secondary market sales made by them will be made at prices related to prevailing market prices at the time of sale.

These securities have not been approved by the SEC or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with any other information.

We are offering to sell these securities only in places where sales are permitted.

This prospectus is dated July 1, 2008.

You should not assume that the information contained or incorporated in this prospectus and any supplement to this prospectus is accurate as of any date other than its date.

WHERE YOU CAN FIND MORE INFORMATION

ABOUT JPMORGAN CHASE & CO.

JPMorgan Chase & Co. files annual, quarterly and current reports, proxy statements and other information with the SEC. JPMorgan Chase & Co.’s SEC filings are available to the public on the website maintained by the SEC at http://www.sec.gov. JPMorgan Chase & Co.’s filings can also be inspected and printed or copied, for a fee, at the SEC’s Office of Public Reference, 100 F Street N.E., Washington, D.C. 20549, or you can contact that office by phone: (800) SEC-0330, fax: (202) 772-9295. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC allows JPMorgan Chase & Co. to “incorporate by reference” into this prospectus the information in documents it files with the SEC, which means that JPMorgan Chase & Co. can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that JPMorgan Chase & Co. files with the SEC will update and supersede this information.

JPMorgan Chase & Co. incorporates by reference (i) the documents listed below and (ii) any future filings it makes with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until its offering is completed, other than, in each case, those documents or the portions of those documents which are furnished and not filed:

(a) JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2007;

(b) JPMorgan Chase & Co.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

(c) JPMorgan Chase & Co.’s Current Reports on Form 8-K filed on January 2, 2008, January 8, 2008, January 9, 2008, January 11, 2008, January 14, 2008, January 15, 2008, January 16, 2008, January 16, 2008, January 22, 2008, January 22, 2008, January 23, 2008, January 24, 2008, January 25, 2008, January 28, 2008, January 29, 2008, January 31, 2008, January 31, 2008, February 1, 2008, February 4, 2008, February 5, 2008, February 6, 2008, February 7, 2008, February 8, 2008, February 11, 2008, February 12, 2008, February 14, 2008, February 15, 2008, February 19, 2008, February 20, 2008, February 21, 2008, February 25, 2008, February 26, 2008, February 27, 2008, February 28, 2008, February 29, 2008, February 29, 2008, March 3, 2008, March 4, 2008, March 6, 2008, March 10, 2008, March 11, 2008, March 11, 2008, March 12, 2008, March 13, 2008, March 14, 2008, March 14, 2008, March 17, 2008, March 18, 2008, March 18, 2008, March 19, 2008, March 20, 2008, March 21, 2008, March 24, 2008, March 24, 2008, March 25, 2008, March 27, 2008, March 28, 2008, March 28, 2008, March 28, 2008, March 31, 2008, March 31, 2008, April 1, 2008, April 4, 2008, April 7, 2008, April 8, 2008, April 11, 2008,

April 14, 2008, April 15, 2008, April 16, 2008, April 17, 2008, April 21, 2008, April 22, 2008, April 23, 2008, April 23, 2008, April 24, 2008, April 24, 2008, April 25, 2008, April 25, 2008, April 28, 2008, April 29, 2008, May 1, 2008, May 6, 2008 (filed on Form 8-K/A), May 6, 2008, May 6, 2008, May 7, 2008, May 7, 2008, May 8, 2008, May 8, 2008, May 9, 2008, May 13, 2008, May 13, 2008, May 16, 2008, May 16, 2008, May 19, 2008, May 20, 2008, May 21, 2008, May 21, 2008, May 22, 2008, May 23, 2008, May 23, 2008, May 28, 2008, May 29, 2008, May 29, 2008, May 30, 2008, May 30, 2008, June 2, 2008, June 3, 2008, June 5, 2008, June 5, 2008, June 5, 2008, June 6, 2008, June 6, 2008 (filed on Form 8-K/A), June 10, 2008, June 12, 2008, June 12, 2008, June 13, 2008, June 16, 2008, June 17, 2008, June 17, 2007, June 19, 2008, June 20, 2008, June 20, 2008, June 23, 2008, June 23, 2008, June 26, 2008, June 26, 2008, June 27, 2008, June 27, 2008, June 30, 2008 and June 30, 2008 (filed on Form 8-K/A).

You may request a copy of these filings, at no cost, by writing to or telephoning JPMorgan Chase & Co. at the following address:

Office of the Secretary

JPMorgan Chase & Co.

270 Park Avenue

New York, NY 10017

212-270-4040

WHERE YOU CAN FIND MORE INFORMATION

ABOUT THE BEAR STEARNS COMPANIES INC.

Previously The Bear Stearns Companies Inc. has filed certain annual, quarterly and current reports, proxy statements and other information with the SEC. As a result of JPMorgan Chase & Co.’s guarantees of certain securities of The Bear Stearns Companies Inc., including those guarantees described in this prospectus, pursuant to Rule 3-10 of Regulation S-X and Rule 12h-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), The Bear Stearns Companies Inc. will cease to separately file current and periodic reports with the SEC under the Exchange Act. The Bear Stearns Companies Inc.’s past SEC filings are available to the public on the website maintained by the SEC at http://www.sec.gov. The Bear Stearns Companies Inc.’s filings can also be inspected and printed or copied, for a fee, at the SEC’s Office of Public Reference, 100 F Street N.E., Washington, D.C. 20549, or you can contact that office by phone: (800) SEC-0330, fax: (202) 772-9295. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC allows The Bear Stearns Companies Inc. to “incorporate by reference” into this prospectus the information in documents it files with the SEC which means that The Bear Stearns Companies Inc. can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that The Bear Stearns Companies Inc. files with the SEC will update and supersede this information.

The Bear Stearns Companies Inc. incorporates by reference the documents listed below, other than the portions of those documents which are furnished or otherwise deemed not to be filed:

(a) The Bear Stearns Companies Inc.’s Annual Report on Form 10-K as amended by Form 10K/A for the fiscal year ended November 30, 2007 filed with the SEC on January 29, 2008, as amended on Form 10-K/A filed with the SEC on March 31, 2008;

(b) The Bear Stearns Companies Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 2008;

(c) The Bear Stearns Companies Inc.’s Current Reports on Form 8-K filed on December 21, 2007, January 14, 2008, February 4, 2008, February 20, 2008, February 21, 2008, March 19, 2008, March 20, 2008, March 24, 2008, March 28, 2008, April 9, 2008, April 11, 2008, May 8, 2008, May 22, 2008, June 2, 2008, June 30 and June 30, 2008 (filed on Form 8-K/A).

You may request a copy of these filings, at no cost, by writing to or telephoning The Bear Stearns Companies Inc. at the following address:

Office of the Secretary

The Bear Stearns Companies Inc.

270 Park Avenue

New York, NY 10017

212-270-4040

You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with any other information. We are not making an offer of securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

THE BEAR STEARNS COMPANIES INC.

On May 30, 2008, a wholly-owned subsidiary of JPMorgan Chase & Co. (“JPMorgan Chase”) merged with and into The Bear Stearns Companies Inc. (“Bear Stearns”), with Bear Stearns continuing as the surviving corporation and a subsidiary of JPMorgan Chase.

JPMORGAN CHASE & CO.

JPMorgan Chase, a financial holding company incorporated under the laws of the State of Delaware in 1968, is a leading global financial services firm and one of the largest banking institutions in the United States, with approximately $1.6 trillion in assets and $125.6 billion in stockholders’ equity as of March 31, 2008 and operations worldwide.

The bank and non-bank subsidiaries of JPMorgan Chase operate in the United States as well as through overseas branches and subsidiaries, representative offices and affiliated banks. JPMorgan Chase depends on the dividends, distributions and other payments from its subsidiaries to fund its operations.

The headquarters for JPMorgan Chase is in New York City. The retail banking business, which includes consumer banking, small business banking and consumer lending activities (with the exception of the credit card business), is headquartered in Chicago. Chicago also serves as the headquarters for the commercial banking business.

JPMorgan Chase’s activities are organized, for management reporting purposes, into six business segments and a Corporate segment. A description of these segments and the products and services they provide to their respective client bases, follows.

Investment Bank

JPMorgan Chase is one of the world’s leading investment banks, with deep client relationships and broad product capabilities. The Investment Bank’s clients are corporations, financial institutions, governments and institutional investors. The Firm offers a full range of investment banking products and services in all major capital markets, including advising on corporate strategy and structure, capital raising in equity and debt markets, sophisticated risk management, market-making in cash securities and derivative instruments and research. The Investment Bank (“IB”) also commits the Firm’s own capital to proprietary investing and trading activities.

Retail Financial Services

Retail Financial Services (“RFS”), which includes the Regional Banking, Mortgage Banking and Auto Finance reporting segments, serves consumers and businesses through bank branches, ATMs, online banking and telephone banking. Customers can use more than 3,100 bank branches, 9,200 ATMs and 300 mortgage offices. More than 13,900 branch salespeople assist customers with checking and savings accounts, mortgages, home equity and business loans and investments across the 17-state footprint from New York to Arizona. Consumers also can obtain loans through more than 14,300 auto dealerships and 5,200 schools and universities nationwide.

Card Services

With more than 156 million cards in circulation and more than $150 billion in managed loans, Card Services (“CS”) is one of the nation’s largest credit card issuers. Customers used Chase cards to meet more than $85 billion worth of their spending needs in the three months ended March 31, 2008.

With hundreds of partnerships, Chase has a market leadership position in building loyalty programs with many of the world’s most respected brands.

Chase Paymentech Solutions, LLC, a joint venture between JPMorgan Chase and First Data Corporation, is a processor of MasterCard and Visa payments, which handled more than 5 billion transactions in the three months ended March 31, 2008.

Commercial Banking

Commercial Banking (“CB”) serves more than 30,000 clients nationally, including corporations, municipalities, financial institutions and not-for-profit entities with annual revenue generally ranging from $10 million to $2 billion. CB delivers extensive industry knowledge, local expertise and a dedicated service model. In partnership with the Firm’s other businesses, it provides comprehensive solutions including lending, treasury services, investment banking and asset management to meet its clients’ domestic and international financial needs.

Treasury & Securities Services

Treasury & Securities Services (“TSS”) is a global leader in transaction, investment and information services. TSS is one of the world’s largest cash management providers and a leading global custodian. Treasury Services (“TS”) provides cash management, trade, wholesale card and liquidity products and services to small and mid-sized companies, multinational corporations, financial institutions and government entities. TS partners with the Commercial Banking, Retail Financial Services and Asset Management businesses to serve clients firmwide. As a result, certain TS revenue is included in other segments’ results. Worldwide Securities Services (“WSS”) holds, values, clears and services securities, cash and alternative investments for investors and broker-dealers, and manages depositary receipt programs globally.

Asset Management

With assets under supervision of $1.6 trillion, Asset Management (“AM”) is a global leader in investment and wealth management. AM clients include institutions, retail investors and high-net-worth individuals in major markets throughout the world. AM offers global investment management in equities, fixed income, real estate, hedge funds, private equity and liquidity, including both money market instruments and bank deposits. AM also provides trust and estate and banking services to high-net-worth clients, and retirement services for corporations and individuals. The majority of AM’s client assets are in actively managed portfolios.

Corporate/Private Equity

The Corporate/Private Equity Sector is comprised of Private Equity, Treasury, corporate staff units and expenses that are centrally managed.

The principal executive office of JPMorgan Chase is located at 270 Park Avenue, New York New York 10017-2070, U.S.A. and its telephone number is (212) 270-6000.

GUARANTEE OF JPMORGAN CHASE & CO.

JPMorgan Chase has fully and unconditionally guaranteed the timely and complete payment when due, whether by acceleration or otherwise, of all obligations and liabilities, whether now in existence or hereafter arising, of Bear Stearns in its capacity as issuer of the debt securities described in this prospectus. See “Description of Debt Securities” below.

DESCRIPTION OF DEBT SECURITIES

Bear Stearns has issued the senior debt securities described below (the “Bear Stearns Senior Securities”) and subordinated debt securities described below (the “Bear Stearns Subordinated Securities,” and together with the Bear Stearns Senior Securities, the “Bear Stearns Debt Securities”).

Pursuant to a supplemental indenture to the Bear Stearns Senior Indenture (defined below), JPMorgan Chase has fully and unconditionally guaranteed the timely and complete payment when due, whether by acceleration or otherwise, of all obligations and liabilities, whether now in existence or hereafter arising, of Bear Stearns in its capacity as issuer of the Bear Stearns Senior Securities (the “Senior Guarantee”). The Senior Guarantee shall remain in full force and effect until the earliest to occur of (i) complete payment of all liabilities and obligations of Bear Stearns in its capacity as issuer of the Bear Stearns Senior Securities, (ii) none of the Bear Stearns Senior Securities remains outstanding or (iii) the express assumption by JPMorgan Chase of the due and punctual payment of the principal of (and premium, if any), any interest on, and any additional amounts payable pursuant to the Bear Stearns Senior Indenture (as defined below) with respect to, all the Bear Stearns Senior Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Bear Stearns Senior Indenture to be performed by Bear Stearns.

Pursuant to a supplemental indenture to the Bear Stearns Subordinated Indenture (defined below), JPMorgan Chase has fully and unconditionally guaranteed on a subordinated basis the timely and complete payment when due, whether by acceleration or otherwise, of all obligations and liabilities, whether now in existence or hereafter arising, of Bear Stearns in its capacity as issuer of the Bear Stearns Subordinated Securities (the “Subordinated Guarantee,” and together with the Senior Guarantee, the “Guarantees”). Any obligation of JPMorgan Chase to make any payment on account of principal (and premium, if any) and interest pursuant to the Subordinated Guarantee is subordinate and junior in right of payment to JPMorgan Chase’s obligations to the holders of Senior Indebtedness, as defined under the heading “—Bear Stearns Subordinated Securities—Subordination” below (substituting, where appropriate (including in other defined terms referenced therein), references to “Bear Stearns” with “JPMorgan Chase” and references to the “Bear Stearns Subordinated Indenture” and the “Bear Stearns Subordinated Securities” with the “Subordinated Guarantee”). In the event of any insolvency, bankruptcy, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation, dissolution or winding-up of or relating to JPMorgan Chase as a whole, whether voluntary or involuntary, all obligations of JPMorgan Chase to holders of Senior Indebtedness shall be entitled to be paid in full before any payment, whether in cash, property or otherwise, shall be made on any account of the principal (and premium, if any) or interest pursuant to the Subordinated Guarantee.

The Subordinated Guarantee shall remain in full force and effect until the earliest to occur of (i) complete payment of all liabilities and obligations of Bear Stearns in its capacity as issuer of the Bear Stearns Subordinated Securities, (ii) none of the Bear Stearns Subordinated Securities remains outstanding or (iii) the express assumption by JPMorgan Chase of the due and punctual payment of the principal of (and premium, if any), any interest on, and any additional amounts payable pursuant to the Bear Stearns Subordinated Indenture with respect to, all the Bear Stearns Subordinated Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Bear Stearns Subordinated Indenture to be performed by Bear Stearns.

The Guarantees are irrevocable and absolute and are guarantees of payment and not of collection. The above summary of the Guarantees is not complete. You should refer to the supplemental indentures, dated effective as of June 30, 2008, to the Bear Stearns Indentures (as defined below), copies of which are exhibits to the registration statement with which this prospectus is filed.

Bear Stearns has issued the Bear Stearns Senior Securities under an indenture, dated as of May 31, 1991 (as amended and supplemented, the “Bear Stearns Senior Indenture”), between Bear Stearns and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as trustee. Bear Stearns has issued the Bear Stearns Subordinated Securities under an indenture, dated as of November 14, 2006 (the “Bear Stearns Subordinated Indenture,” and, together with the Bear Stearns Senior Indenture, the “Bear Stearns Indentures”), between Bear Stearns and The Bank of New York, as trustee. The following summary of the provisions of the Bear Stearns Debt Securities and the Bear Stearns Indentures is not complete. You should refer to the Bear Stearns Indentures, copies of which are exhibits to the registration statement with which this prospectus is filed.

Bear Stearns Senior Securities

The below description of the Bear Stearns Senior Securities begins with a summary of certain of the terms of the Bear Stearns Senior Securities under the Bear Stearns Senior Indenture. Following that summary, specific securities and relevant terms are listed, divided into three categories of Bear Stearns Senior Securities issued: (a) Global Notes, (b) Medium Term Notes, Series B, and (c) Medium Term Notes, Series B, designated as IncomeNotesSM.

Limitation on Liens. The Bear Stearns Senior Indenture does not allow Bear Stearns, and Bear Stearns may not permit any of its Restricted Subsidiaries to, issue, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money secured by a pledge of, lien on or security interest in any shares of voting stock of any Restricted Subsidiary without effectively providing that the securities issued under the Indenture, including the debt securities, will be secured equally and ratably with such secured indebtedness.

The term “Restricted Subsidiary” as defined in the Bear Stearns Senior Indenture means Bear, Stearns & Co. Inc., Custodial Trust Company, Bear, Stearns Securities Corp. and any of Bear Stearns’ other subsidiaries owning, directly or indirectly, any of the common stock of, or succeeding to a significant portion of the business, property or assets of, a Restricted Subsidiary, or with which a Restricted Subsidiary is merged or consolidated.

Merger and Consolidation. The Bear Stearns Senior Indenture allows Bear Stearns to consolidate or merge with or into any other corporation, and may sell, lease or convey all or substantially all of Bear Stearns’ assets to any corporation, organized and existing under the laws of the United States or any U.S. state, if:

(1) Bear Stearns or any other successor corporation shall not immediately after the merger or consolidation be in default under the Bear Stearns Senior Indenture; and

(2) the continuing corporation (if other than Bear Stearns), or the resulting entity that receives substantially all of Bear Stearns’ assets, shall expressly assume:

(a) payment of the principal of, and premium, if any, and interest on (and any additional amounts payable in respect of) the debt securities and

(b) performance and observance of all of the covenants and conditions of the Bear Stearns Senior Indenture to be performed or observed by Bear Stearns.

Subject to the foregoing, the Bear Stearns Senior Indenture permits:

•	a consolidation, merger, sale of assets or other similar transaction that may adversely affect Bear Stearns’ creditworthiness or that of a successor or combined entity;

•	a change in control; or

•	a highly leveraged transaction involving Bear Stearns, whether or not involving a change in control.

The Bear Stearns Senior Indenture, therefore, will not protect holders of the debt securities from the substantial impact that any of the transactions described above may have on the value of the debt securities.

Modification and Waiver. With the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected, Bear Stearns and the trustee may modify or amend the Bear Stearns Senior Indenture, without the consent of each holder of the outstanding debt security affected, unless the modification or amendment:

•	changes the stated maturity or the date of any installment of principal of, or interest on, any debt security or changes its redemption price or optional redemption price;

•

reduces the principal amount of, or the rate of interest on, or the amount of any additional amount payable on, any debt security, or reduces the amount of principal that could be declared due and payable before the stated maturity of that debt security, or changes Bear Stearns’ obligation to pay any additional amounts (except as permitted under the Bear Stearns Senior Indenture), or reduces the amount of principal of a discount security that would be due and payable if accelerated under the Bear Stearns Senior Indenture;

•	changes the place or currency of any payment of principal, premium, if any, or interest on any debt security;

•	impairs the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduces the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the Bear Stearns Senior Indenture; or

•	modifies the foregoing requirements or reduces the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

Bear Stearns may make any of these amendments or modifications, however, with the consent of the holder of each outstanding debt security affected.

Except with respect to defaults relating to certain fundamental provisions of the Bear Stearns Senior Indenture, which cannot be waived without the consent of the holders of each outstanding security of a series affected, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to that series, waive past defaults under the Bear Stearns Senior Indenture and waive compliance with certain provisions of the Bear Stearns Senior Indenture, either in a specific instance or generally.

Events of Default. Under the Bear Stearns Senior Indenture, an “Event of Default” with respect to any Bear Stearns Senior Securities means:

(1) a failure to pay any interest, or any additional amounts payable, on any debt securities of that series for 30 days after payment is due;

(2) a failure to pay the principal of, and premium, if any, on any debt security of that series when due;

(3) a failure to deposit any sinking fund payment when due relating to that series;

(4) a failure to perform any other covenant contained in the Bear Stearns Senior Indenture or relating to that series that has continued for 60 days after written notice was provided;

(5) a failure lasting 10 days after notice relating to any of Bear Stearns’ other indebtedness for borrowed money or indebtedness of any Restricted Subsidiary in excess of $10 million, that results in such indebtedness becoming due and payable before maturity;

(6) certain events of bankruptcy, insolvency or reorganization, whether voluntary or involuntary; and

(7) any other Event of Default with respect to debt securities of that series.

If an Event of Default for any series of Bear Stearns Senior Securities occurs and continues, the trustee or the holders of 25% of the aggregate principal amount (or any lesser amount that the series may provide) of the outstanding Bear Stearns Senior Securities affected by the default may require Bear Stearns to immediately repay the entire principal amount (or any lesser amount that the series may provide) of the outstanding Bear Stearns Senior Securities of such series.

So long as the trustee has not yet obtained a judgment or decree for payment of money due, and Bear Stearns has paid all amounts due (other than those due solely as a result of acceleration) and has remedied all Events of Default, the holders of a majority in principal amount of the outstanding Bear Stearns Senior Securities of the affected series may rescind any acceleration and its consequences or may waive any past default. However, the holders of a majority in principal amount of all outstanding Bear Stearns Senior Securities of the affected series may not waive any Event of Default with respect to any series of Bear Stearns Senior Securities in the following two circumstances:

•

a failure to pay the principal of, and premium, if any, or interest on, or any additional amounts payable in respect of, any Bear Stearns Senior Security of that series for which payment had not been subsequently made; or

•	a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding Bear Stearns Senior Security of that series.

The holders of a majority in principal amount of the outstanding Bear Stearns Senior Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to Bear Stearns Senior Securities of that series, provided that this direction is not in conflict with any rule of law or the Bear Stearns Senior Indenture. Before proceeding to exercise any right or power under the Bear Stearns Senior Indenture at the direction of those holders, the trustee will be entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

Concerning the Trustee. Under the Bear Stearns Senior Indenture, within 90 days after any default, the trustee will notify you of the default, unless the default is cured or waived.

The trustee may withhold notice of a default (except a default relating to the payment of principal, premium or interest, or any additional amounts related to any debt security or the payment of any sinking fund installment), if the trustee in good faith determines that withholding notice is in your interests.

If a default in the performance or breach of any covenant or warranty in the Bear Stearns Senior Indenture or relating to that series occurs and continues for 60 days after written notice has been given to Bear Stearns or the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of a series, the trustee will not give notice to the holders for at least an additional 30 days after such default. Under the Bear Stearns Senior Indenture, Bear Stearns is required to deliver to the trustee an annual statement as to its fulfillment of all of Bear Stearns’ indenture obligations.

Defeasance. If provided for under the Bear Stearns Senior Indenture with respect to Bear Stearns Senior Debt Securities of any series that are registered debt securities denominated and payable only in U.S. dollars (except as otherwise provided under the Bear Stearns Senior Indenture), Bear Stearns will:

•

be discharged from any and all obligations in respect of the debt securities of that series under the Indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agents and hold moneys for payment in trust) on the 91st day after the applicable conditions described in this paragraph have been satisfied; or

•

not be subject to provisions of the Bear Stearns Senior Indenture described above under the subsections entitled “—Limitation on Liens” and “—Merger and Consolidation” with respect to the debt securities of that series;

in each case if Bear Stearns deposits with the trustee, in trust, money or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and premium, if any, and any interest on, the debt securities of that series on the dates such payments are due in accordance with the terms of those debt securities.

To exercise either option, Bear Stearns is required to deliver to the trustee an opinion of counsel to the effect that:

(1) the deposit and related defeasance would not cause the holders of the debt securities of the series being defeased to recognize income, gain or loss for U.S. federal income tax purposes; and

(2) if the debt securities of that series are then listed on the New York Stock Exchange (“NYSE”), the exercise of the option would not result in delisting.

Bear Stearns may specify defeasance provisions with respect to any series of debt securities.

Redemption Upon Certain Tax Events. If indicated below, Bear Stearns Senior Securities of the series listed below are redeemable if either of the two following events occur (each, a “tax event”):

(1) if as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, the official position regarding the application or interpretation of such laws, regulations or rulings, which is announced or becomes effective on or after the date of the applicable prospectus supplement relating to the series of Bear Stearns Senior Securities, Bear Stearns determines that Bear Stearns will be or will become obligated to pay additional amounts as described below; or

(2) if any act is taken by a taxing authority of the United States on or after the date of the applicable prospectus supplement relating to the series of Bear Stearns Senior Securities, whether such act is taken with respect to Bear Stearns or any affiliate, that results in a substantial probability that Bear Stearns will or may be required to pay such additional amounts;

then Bear Stearns may, at its option, redeem, as a whole, but not in part, the Bear Stearns Senior Securities on any interest payment date on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that Bear Stearns determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the Bear Stearns Senior Securities. No redemption pursuant to clause (2) above may be made unless Bear Stearns has delivered to the trustee a written opinion of independent legal counsel of recognized legal standing to the effect that an act taken by a taxing authority of the United States has resulted or will result in a substantial probability that it will or may be required to pay the additional amounts described under the heading “—Payment of Additional Amounts” below, and that Bear Stearns is therefore entitled to redeem the Bear Stearns Senior Securities pursuant to their terms.

Payment of Additional Amounts. This section entitled “—Payment of Additional Amounts” only applies to series of Bear Stearns Senior Securities as identified as being subject to redemption in accordance with the procedure under the heading “—Redemption Upon Certain Tax Events” above. Subject to the various exceptions and limitations set forth below, Bear Stearns will pay as additional interest or principal, as the case may be, on the Bear Stearns Senior Securities, all such additional amounts that are necessary in order that the net payment by Bear Stearns or a paying agent of the principal of and interest on the Bear Stearns Senior Securities to a person that is not a US Holder (as defined below), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the Bear Stearns Senior Securities to be then due and payable. However, the obligation to pay additional amounts shall not apply:

(1) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder, if the holder is an estate, trust, partnership or corporation for federal income tax purposes, or a person holding a power over such an estate, trust, partnership or corporation, or a person holding a power over such an estate or trust administered by a fiduciary holder, being considered as:

(a) being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(b) having a current or former connection with the United States, including a connection as a citizen or resident thereof;

(c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;

(d) being or having been a private foundation or other tax-exempt organization;

(e) being or having been a “10-percent shareholder” of Bear Stearns as defined in Section 871(h)(3) of the United States Internal Revenue Code or any successor provision; or

(f) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2) to any holder that is not the sole beneficial owner of the Bear Stearns Senior Securities, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such Bear Stearns Senior Security, if compliance is required by statute or regulation of the United States or of any political subdivision or taxing authority thereof or therein, or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4) to a tax, assessment or governmental charge that is imposed otherwise than by withholding by Bear Stearns or a paying agent from payments on or in respect of a Bear Stearns Senior Security;

(5) to a tax, assessment or governmental charge that is imposed or withheld by reason of the presentation by or on behalf of the beneficial owner of any Bear Stearns Senior Security for payment on a date more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

(7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Bear Stearns Senior Security, if such payment can be made without such withholding by any other paying agent; or

(8) in the case of any combination of any of the above items;

nor shall additional amounts be paid with respect to any payment on a Bear Stearns Senior Security to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner held its interest in the Bear Stearns Senior Security directly.

The term “US Holder” means a holder that is:

•	a citizen or resident of the United States;

•

a corporation, or other entity that is treated as a corporation for US federal income tax purposes, created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

•	an estate whose income is subject to US federal income taxation regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

The Bear Stearns Senior Securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation that is applicable to them. Except as specifically provided under this heading “—Payment of Additional Amounts” and under the heading “—Redemption Upon Certain Tax Events,” we are not required to make any payments with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

Global Notes

The principal terms of the Bear Stearns Global Notes issued and outstanding as of the date of this prospectus are set forth below. Interest on the below series of Bear Stearns Senior Securities accrues at the annual rate indicated

in the title of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date. Unless otherwise indicated, Bear Stearns Global Notes of the series listed below are not subject to a sinking fund.

5.70% Global Notes Due 2014

•	Initial principal amount of series: $750,000,000

•	Additional principal amount issued January 17, 2003: $250,000,000

•	Additional principal amount issued April 14, 2003: $500,000,000

•	Additional principal amount issued November 10, 2004: $200,000,000

•	Aggregate principal amount of series: $1,700,000,000

•	Maturity date: November 15, 2014

•	Interest payment dates: May 15, November 15

•	Record dates: May 1, November 1

•	Initial Issuance date: November 6, 2002

•	Redemption prior to maturity: Upon a Tax Event

7.625% Global Notes Due 2009

•	Principal amount of the series: $800,000,000

•	Maturity date: December 7, 2009

•	Interest payment dates: June 7, December 7

•	Record dates: May 15, November 15

•	Issuance date: December 7, 1999

•	Redemption prior to maturity: Upon a Tax Event

2.875% Global Notes Due 2008

•	Principal amount of the series: $1,000,000,000

•	Maturity date: July 2, 2008

•	Interest payment dates: January 2, July 2

•	Record dates: December 15, June 15

•	Issuance date: June 25, 2003

•	Redemption prior to maturity: Upon a Tax Event

4.65% Global Notes Due 2018

•	Principal amount of the series: $500,000,000

•	Maturity date: July 2, 2018

•	Interest payment dates: January 2, July 2

•	Record dates: December 15, June 15

•	Issuance date: June 25, 2003

•	Redemption prior to maturity: Upon a Tax Event

4.50% Global Notes Due 2010

•	Initial principal amount of series: $750,000,000

•	Additional principal amount issued February 1, 2005: $350,000,000

•	Aggregate principal amount of series: $1,100,000,000

•	Maturity date: October 28, 2010

•	Interest payment dates: April 28, October 28

•	Record dates: April 15, October 15

•	Initial Issuance date: October 28, 2003

•	Redemption prior to maturity: Upon a Tax Event

3.25% Global Notes Due 2009

•	Principal amount of the series: $750,000,000

•	Maturity date: March 25, 2009

•	Interest payment dates: September 25, March 25

•	Record dates: September 15, March 15

•	Issuance date: March 25, 2004

•	Redemption prior to maturity: Upon a Tax Event

4.55% Global Notes Due 2010

•	Principal amount of the series: $1,000,000,000

•	Maturity date: June 23, 2010

•	Interest payment dates: June 23, December 23

•	Record dates: June 15, December 15

•	Issuance date: June 23, 2005

•	Redemption prior to maturity: Upon a Tax Event

5.30% Global Notes Due 2015

•	Principal amount of the series: $1,000,000,000

•	Maturity date: October 30, 2015

•	Interest payment dates: October 31, April 30

•	Record dates: October 15, April 15

•	Issuance date: October 31, 2005

•	Redemption prior to maturity: Upon a Tax Event

Floating Rate Global Notes Due January 31, 2011

•	Principal amount of the series: $1,500,000,000

•	Maturity date: January 31, 2011

•	Interest rate: Three-month LIBOR + 0.23%

•	Interest payment dates: January 31, April 30, July 31, October 31

•	Record dates: January 15, April 15, July 15, October 15

•	Issuance date: January 31, 2006

•	Redemption prior to maturity: Upon a Tax Event

5.50% Global Notes Due 2011

•	Principal amount of the series: $750,000,000

•	Maturity date: August 15, 2011

•	Interest payment dates: February 15, August 15

•	Record dates: February 1, August 1

•	Issuance date: August 17, 2006

•	Redemption prior to maturity: Upon a Tax Event

Floating Rate Notes Global Notes Due 2011

•	Principal amount of the series: $500,000,000

•	Maturity date: August 15, 2011

•	Interest rate: Three-month LIBOR + 0.21%

•	Interest payment dates: February 15, May 15, August 15, November 15

•	Record dates: January 15, April 15, July 15, October 15

•	Issuance date: August 17, 2006

•	Redemption prior to maturity: Upon a Tax Event

5.35% Global Notes Due 2012

•	Principal amount of the series: $1,250,000,000

•	Maturity date: February 1, 2012

•	Interest payment dates: February 1, August 1

•	Record dates: February 1, August 1

•	Issuance date: January 25, 2007

•	Redemption prior to maturity: Upon a Tax Event

Floating Rate Notes Global Notes Due 2012

•	Principal amount of the series: $1,000,000,000

•	Maturity date: February 1, 2012

•	Interest rate: Three-month LIBOR + 0.19%

•	Interest payment dates: February 1, May 1, August 1, November 1

•	Record dates: January 1, April 1, July 1, October 1

•	Issuance date: January 25, 2007

•	Redemption prior to maturity: Upon a Tax Event

6.40% Global Notes Due October 2, 2017

•	Principal amount of the series: $2,500,000,000

•	Maturity date: October 2, 2017

•	Interest payment dates: April 2, October 2

•	Record dates: March 2, September 2

•	Issuance date: October 2, 2007

•	Redemption prior to maturity: Upon a Tax Event

7.25% Global Notes Due February 1, 2018

•	Principal amount of the series: $3,000,000,000

•	Maturity date: February 1, 2018

•	Interest payment dates: August 1, February 1

•	Record dates: July 1, January 1

•	Issuance date: February 1, 2008

•	Redemption prior to maturity: Upon a Tax Event

Medium-Term Notes, Series B

In the table below, Bear Stearns specifies the following terms of the Bear Stearns Medium-Term Notes, Series B (the “Bear Stearns Series B Notes”): issuance date; principal amount; maturity date; interest rate; and redemption terms, if any.

The interest rate bases or formulas applicable to Bear Stearns Series B Notes that bear interest at floating rates are indicated in the table below. The Bear Stearns Series B Notes are not subject to a sinking fund and are not redeemable prior to maturity unless indicated below. If indicated below, Bear Stearns Series B Notes contain a provision that requires Bear Stearns, upon request by the personal representative or other person authorized to represent a deceased beneficial owner of notes, to repay those notes prior to their stated maturity following the death of the beneficial owner of the notes (Survivor Option). During the Initial Period and each Subsequent Period (as specified in the table below), Bear Stearns will not be obligated to redeem: (1) on behalf of a deceased beneficial owner, any interest or interests in the notes that in the aggregate exceeds $25,000 in principal amount, or (2) interests in the notes exceeding in aggregate principal amount 2% of the aggregate principal amount of the notes offered by the applicable pricing supplement for all representatives requesting redemption upon the death of beneficial owners.

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
November 4, 1993	$50,000,000	October 15, 2023	7.50%; redeemable in whole or part at the option of Bear Stearns beginning October 15, 2003

May 22, 1998	10,000,000	May 22, 2012	6.578%

June 9, 1998	15,000,000	June 9, 2010	6.47%

July 21, 1998	15,000,000	July 21, 2011	6.447%

March 22, 1999	15,000,000	March 23, 2009	6.564%

June 3, 1999	7,537,000	June 30, 2011	0.00% (issued at a discount)

July 12, 1999	5,000,000	July 13, 2009	7.342%

August 27, 2001	75,000,000	August 27, 2021	7.00%; commencing August 27, 2006 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice

November 27, 2001	25,000,000	November 27, 2026	6.50%; commencing November 27, 2006 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
December 10, 2001	10,000,000	December 10, 2021	7.00%; commencing December 10, 2005 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice
December 13, 2001	20,000,000	December 13, 2021	7.00%; commencing December 13, 2005 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice
December 21, 2001	60,000,000	December 21, 2021	7.00%; commencing December 21, 2005 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice
January 10, 2002	60,000,000	January 10, 2022	7.15%; commencing January 10, 2006 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice
January 25, 2002	10,000,000	January 25, 2022	7.15%; commencing January 25, 2006 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice
February 14, 2002	30,000,000	February 14, 2022	7.00%; commencing February 14, 2006 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice
February 15, 2002	30,000,000	February 15, 2022	7.00%; commencing February 15, 2006 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice
February 22, 2002	30,000,000	February 22, 2022	7.00%; commencing February 22, 2006 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option Bear Stearns on ten calendar days notice
March 15, 2002	30,000,000	March 15, 2022	7.00%; commencing March 15, 2006 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice
April 18, 2002	10,000,000	April 18, 2022	7.10%; commencing April 18, 2006 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
May 23, 2002	20,000,000	May 23, 2022	7.00%; commencing May 23, 2006 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice
May 24, 2002	20,000,000	May 24, 2022	7.00%; commencing May 24, 2006 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice

September 20, 2002	25,000,000	September 20, 2017	6.00%; commencing September 20, 2005 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice

September 27, 2002	30,000,000	September 27, 2022	6.10%; commencing September 27, 2006 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice

October 25, 2002	10,000,000	October 25, 2017	6.00%; commencing October 25, 2005 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice

October 25, 2002	15,000,000	October 25, 2017	6.20%; commencing October 25, 2005 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice

November 8, 2002	15,000,000	November 8, 2017	6.25%; commencing November 8, 2005 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice

November 29, 2002	15,000,000	November 29, 2022	6.00%; commencing November 29, 2006 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; may be redeemed at the option of a representative of the deceased beneficial owner at a redemption price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to the redemption date; Survivor Option: Initial Period: November 29, 2003, through and including November 29, 2004; Subsequent Period: any twelve month period that ends on and includes each subsequent November 29

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
November 29, 2002	15,000,000	November 29, 2022	6.10%; commencing November 29, 2006 and on the interest payment dates thereafter until maturity, the Notes may be called in whole at par at the option of Bear Stearns on ten calendar days notice; may be redeemed at the option of a representative of the deceased beneficial owner at a redemption price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to the redemption date; Survivor Option: Initial Period: November 29, 2003, through and including November 29, 2004; Subsequent Period: any twelve month period that ends on and includes each subsequent November 29

January 17, 2003	10,000,000	January 17, 2023	6.00%; commencing January 17, 2007 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; may be redeemed at the option of a representative of the deceased beneficial owner at a redemption price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to the redemption date; Survivor Option: Initial Period: January 17, 2005, through and including January 17, 2006; Subsequent Period: any twelve month period that ends on and includes each subsequent January 17th

January 23, 2003	35,000,000	January 23, 2023	6.00%; commencing January 23, 2007 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option Bear Stearns on ten calendar days notice; may be redeemed at the option of a representative of the deceased beneficial owner at a redemption price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to the redemption date; Survivor Option: Initial Period: January 23, 2004, through and including January 23, 2005; Subsequent Period: any twelve month period that ends on and includes each subsequent January 23rd

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
March 28, 2003	20,000,000	March 28, 2023	5.50%; commencing March 28, 2007 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; may be redeemed at the option of a representative of the deceased beneficial owner at a redemption price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to the redemption date; Survivor Option; Initial Period: March 28, 2004, through and including March 28, 2005; Subsequent Period: any twelve month period that ends on and includes each subsequent March 28th

June 12, 2003	18,500,000	June 12, 2010

4.00% for the first interest payment; the interest rate for each subsequent interest payment will be reset annually and will be a percentage equal to: 1.60 + 100 [(CPI (April(n))/CPI (April(n-1)) - 1)] provided that the interest rate will not be less than zero;

- CPI (April(n)) is the consumer price index for the April preceding the interest payment date, and

- CPI (April(n-1)) is the consumer price index for the April preceding the prior interest payment date

- The interest rate cannot be less than zero; not subject to defeasance

June 10, 2003	25,000,000	June 10, 2008	LIBOR Telerate reset on the 10th of each month prior to maturity + 0.35%

June 16, 2003	10,000,000	June 16, 2023	5.10%; commencing June 16, 2007 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; may be redeemed at the option of a representative of the deceased beneficial owner at a redemption price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to the redemption date; Survivor Option: Initial Period: June 16, 2004, through and including June 16, 2005; Subsequent Period: any twelve month period that ends on and includes each subsequent June 16th

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
June 18, 2003	10,000,000	June 18, 2008	2.65%; commencing June 18, 2005 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice

June 27, 2003	25,000,000	June 27, 2018

4.20% from and including 6/27/03, to but excluding 6/27/08;

6.20% from and including 6/27/08, to but excluding 6/27/18;

commencing June 27, 2006 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice

June 27, 2003	50,000,000	June 27, 2018

3.50% from and including 6/27/03, to but excluding 6/27/08;

5.00% from and including 6/27/08, to but excluding 6/27/13;

8.00% from and including 6/27/13, to but excluding 6/27/18;

commencing June 27, 2006 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice

July 8, 2003	5,000,000	July 8, 2018

Interest will accrue daily at a rate of 7.25% per annum, subject to the condition that 6 month LIBOR on each such day is within the following ranges:

from and including 7/8/03, to but excluding 7/8/08—0.00% to 5.00%

from and including 7/8/08, to but excluding 7/8/13—0.00% to 6.00%

from and including 7/8/13, to but excluding 7/8/18—0.00% to 7.00%

However, if the 6 month LIBOR on any day in the interest payment period is outside of the applicable range, then no interest will accrue on any such day. Interest, with respect to each interest payment period, will be calculated at a rate of 7.25% x n/N, where n = the number of days in the interest payment period where 6 month LIBOR falls within the ranges specified above and N = the actual number of days in the interest payment period; commencing July 8, 2004 and on each interest payment date thereafter until maturity, may be called in whole at par at the option of Bear Stearns on five business days notice

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
September 25, 2003	25,000,000	August 25, 2009	LIBOR Telerate reset quarterly + 0.30%

January 30, 2004	Initial principal amount: 600,000,000 Additional principal amount issued April 26, 2004: 325,000,000	January 30, 2009	LIBOR Telerate reset quarterly + 0.30%

March 12, 2004	25,000,000	April 12, 2010	LIBOR Telerate reset quarterly + 0.275%

March 15, 2004	10,000,000	March 20, 2009	LIBOR Telerate reset quarterly + 0.27%

July 12, 2004	470,000,000	August 5, 2008	LIBOR Telerate reset monthly + From and including 8/5/2007 to but excluding 8/5/2008: 0.10% From and including 8/5/2008 to but excluding 8/5/2009: 0.11%

July 12, 2004	439,750,000	September 5, 2008	LIBOR Telerate reset monthly + From and including 8/5/2007 to but excluding 8/5/2008: 0.10% From and including 8/5/2008 to but excluding 8/5/2009: 0.11%

July 12, 2004	10,250,000	October 5, 2008	LIBOR Telerate reset monthly + From and including 8/5/2007 to but excluding 8/5/2008: 0.10% From and including 8/5/2008 to but excluding 8/5/2009: 0.11%

July 12, 2004	51,000,000	November 5, 2008	LIBOR Telerate reset monthly + From and including 8/5/2007 to but excluding 8/5/2008: 0.10% From and including 8/5/2008 to but excluding 8/5/2009: 0.11%

July 12, 2004	1,000	April 5, 2009	LIBOR Telerate reset monthly + From and including 8/5/2007 to but excluding 8/5/2008: 0.10% From and including 8/5/2008 to but excluding 8/5/2009: 0.11%

August 31, 2004	18,000,000	July 1, 2019	1.00%

September 9, 2004	Initial principal amount: 400,000,000; additional principal amount issued November 1, 2004: 50,000,000	September 9, 2009	LIBOR Telerate reset quarterly + 0.27%

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
September 15, 2004	8,500,000	September 15, 2012

For the Interest Payment Period from and including March 15, 2008 to but excluding June 15, 2008: Previous Quarterly Coupon + 3.00% - 6 Month USD LIBOR;

For the Interest Payment Period from and including June 15, 2008 to but excluding September 15, 2008: Previous Quarterly Coupon + 3.00% - 6 Month USD LIBOR;

For the Interest Payment Period from and including September 15, 2008 to but excluding December 15, 2008: Previous Quarterly Coupon + 4.00% - 6 Month USD LIBOR;

For the Interest Payment Period from and including December 15, 2008 to but excluding March 15, 2009: Previous Quarterly Coupon + 4.00% - 6 Month USD LIBOR;

For the Interest Payment Period from and including March 15, 2009 to but excluding June 15, 2009: Previous Quarterly Coupon + 4.00% - 6 Month USD LIBOR;

For the Interest Payment Period from and including June 15, 2009 to but excluding September 15, 2009: Previous Quarterly Coupon + 4.00% - 6 Month USD LIBOR;

For the Interest Payment Period from and including September 15, 2009 to but excluding December 15, 2009: Previous Quarterly Coupon + 5.00% - 6 Month USD LIBOR; commencing December 15, 2004 and on each interest payment date thereafter until maturity, may be called in whole at par at the option of Bear Stearns on five business days notice

September 24, 2004	5,000,000	September 24, 2009	10 Year CMT Rate x 0.715

October 6, 2004	35,000,000	July 28, 2008	LIBOR Telerate reset monthly + From and including 10/28/2007 to but excluding 10/28/2008: 0.08% From and including 10/28/2008 to but excluding 10/28/2009: 0.09%

October 6, 2004	265,000,000	August 28, 2008	LIBOR Telerate reset monthly + From and including 10/28/2007 to but excluding 10/28/2008: 0.08% From and including 10/28/2008 to but excluding 10/28/2009: 0.09%

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
October 7, 2004	200,000,000	October 6, 2008	Federal Funds Open Rate reset daily + From and including 10/6/2007 to but excluding 10/6/2008: 0.19% From and including 10/6/2008 to but excluding 10/6/2009: 0.20%

October 28, 2004	118,000,000	October 28, 2014	LIBOR Telerate reset quarterly + 0.72%

November 29, 2004	7,900,000	November 29, 2019	For each Interest Payment Period from November 29, 2005 until the maturity date: greater of [0%, (20 x (30-Year CMS Rate minus 10-Year CMS Rate))]; commencing 2/28/2005 and on each Interest Payment Date thereafter until maturity, may be called in whole at par at the option of Bear Stearns on five New York business days notice

December 27, 2004	25,000,000	December 28, 2009	LIBOR Telerate reset monthly + 0.24%

January 6, 2005	5,000,000	January 6, 2020

For each Interest Payment Date from the Original Issue Date through January 5, 2010: (7.00% x n/N);

for each Interest Payment Period from January 6, 2010 through January 5, 2015: (9.00% x n/N);

for each Interest Payment Period from January 6, 2015 until the maturity date: (18.00% x n/N); n equals the number of days in the respective Interest Payment Period in which the Accrual Provision is satisfied, and N equals the actual number of days in the respective Interest Payment Period; interest will accrue on each day on which the 30-Year CMS Rate minus the 10-Year CMS Rate for the relevant Accrual Determination Date is equal to or greater than 0% (such calculation referred to as the “Accrual Provision”); commencing 4/6/2005 and on each Interest Payment Date thereafter until maturity, may be called in whole at par at the option of Bear Stearns on five New York business days notice

January 7, 2005	50,000,000	January 7, 2010	4.245%

January 7, 2005	25,000,000	January 7, 2009	LIBOR Telerate reset monthly + 0.17%

February 17, 2005	15,000,000	February 17, 2010	LIBOR Telerate reset quarterly + 0.20%

February 22, 2005	100,000,000	February 22, 2007; the initial maturity of any note may be extended at a holder’s option for	Federal Funds Open Rate reset daily + From and including 2/22/2008 to but excluding 2/22/2009: 0.18% From and including 2/22/2009 to but excluding 2/22/2010: 0.19%

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
		1 additional year to the February 22nd occurring 2 years from and including such election date, but in no event past the final maturity date of February 22, 2010

February 22, 2005	15,000,000	February 16, 2012	LIBOR Telerate reset monthly + 0.32%

February 22, 2005	15,000,000	February 13, 2015	LIBOR Telerate reset monthly + 0.42%

February 22, 2005	10,000,000	February 22, 2011	LIBOR Telerate reset monthly + 0.27%

March 8, 2005	4,100,000	March 8, 2015

CMT Rate reset quarterly +

Previous Quarterly Coupon—5.25% + 10 Year CMT Rate; commencing June 8, 2005 and on each interest payment date thereafter until maturity, may be called in whole at par at the option of Bear Stearns on five business days notice.

May 26, 2005	347,000,000	August 15, 2008

LIBOR Telerate reset monthly +

From and including 6/15/2007 to but excluding 6/15/2008: 0.06%

From and including 6/15/2008 to but excluding 6/15/2009: 0.08%

From and including 6/15/2009 to but excluding 6/15/2010: 0.09%

May 26, 2005	278,000,000	December 15, 2008

LIBOR Telerate reset monthly +

From and including 6/15/2007 to but excluding 6/15/2008: 0.06%

From and including 6/15/2008 to but excluding 6/15/2009: 0.08%

From and including 6/15/2009 to but excluding 6/15/2010: 0.09%

May 26, 2005	10,000,000	May 26, 2020

For each Interest Payment Period from the Original Issue Date through May 25, 2010, the Interest Rate shall equal: 7.00% x n/N

For each Interest Payment Period from May 26, 2010 through May 25, 2015, the Interest Rate shall equal: 8.00% x n/N;

For each Interest Payment Period from May 26, 2015 until the Maturity Date, the Interest Rate shall equal: 12.00% x n/N; n equals the number of days in the respective Interest Payment Period in which the Accrual Provision is satisfied, and N equals the actual number of days in the respective Interest Payment Period;

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
			interest will accrue (at the rate per annum under Interest Rate above for each Interest Payment Period) on each day on which the 30-Year CMS Rate minus the 2-Year CMS Rate for the relevant Accrual Determination Date is equal to or greater than 0% (such calculation referred to as the “Accrual Provision”); commencing 8/26/2005 and on each Interest Payment Date thereafter until maturity, may be called in whole at par at the option of Bear Stearns on five New York business days notice

March 9, 2006	290,000,000	March 9, 2009	Federal Funds Open Rate reset daily + 0.21%

March 15, 2006	102,000,000	March 15, 2008; the initial maturity of any note may be extended at a holder’s option during the notice period for each election date, so that the maturity will be extended to the date occurring 2 years from and including the 15th day of the next succeeding month, but in no event past the final maturity date of March 15, 2011

LIBOR Telerate reset monthly +

From and including 3/15/2008 to but excluding 3/15/2009: 0.06%

From and including 3/15/2009 to but excluding 3/15/2010: 0.07%

From and including 3/15/2010 to but excluding 3/15/2011: 0.08%

March 15, 2006	92,000,000	April 15, 2009

LIBOR Telerate reset monthly +:

From and including 3/15/2008 to but excluding 3/15/2009: 0.06%

From and including 3/15/2009 to but excluding 3/15/2010: 0.07%

From and including 3/15/2010 to but excluding 3/15/2011: 0.08%

March 30, 2006	750,000,000	March 30, 2009	LIBOR Telerate reset quarterly + 0.09%

July 14, 2006	300,000,000	July 14, 2008	Federal Funds Open Rate reset daily + 0.13%

August 21, 2006	233,000,000	July 11, 2008	LIBOR Telerate reset monthly + From and including 8/14/2007 to but excluding 8/14/2008: flat From and including 8/14/2008 to but excluding 8/14/2009: 0.01%

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
			From and including 8/14/2009 to but excluding 8/14/2010: 0.02% From and including 8/14/2010 to but excluding 8/14/2011: 0.03%

August 21, 2006	135,000,000	August 14, 2008

LIBOR Telerate reset monthly +

From and including 8/14/2007 to but excluding 8/14/2008: flat

From and including 8/14/2008 to but excluding 8/14/2009: 0.01%

From and including 8/14/2009 to but excluding 8/14/2010: 0.02%

From and including 8/14/2010 to but excluding 8/14/2011: 0.03%

August 21, 2006	25,000,000	September 14, 2008

LIBOR Telerate reset monthly +

From and including 8/14/2007 to but excluding 8/14/2008: flat

From and including 8/14/2008 to but excluding 8/14/2009: 0.01%

From and including 8/14/2009 to but excluding 8/14/2010: 0.02%

From and including 8/14/2010 to but excluding 8/14/2011: 0.03%

August 21, 2006	330,000,000	December 14, 2008

LIBOR Telerate reset monthly +

From and including 8/14/2007 to but excluding 8/14/2008: flat

From and including 8/14/2008 to but excluding 8/14/2009: 0.01%

From and including 8/14/2009 to but excluding 8/14/2010: 0.02%

From and including 8/14/2010 to but excluding 8/14/2011: 0.03%

August 21, 2006	275,000,000	February 14, 2009

LIBOR Telerate reset monthly +

From and including 8/14/2007 to but excluding 8/14/2008: flat

From and including 8/14/2008 to but excluding 8/14/2009: 0.01%

From and including 8/14/2009 to but excluding 8/14/2010: 0.02%

From and including 8/14/2010 to but excluding 8/14/2011: 0.03%

August 21, 2006	2,000,000	March 14, 2009

LIBOR Telerate reset monthly +

From and including 8/14/2007 to but excluding 8/14/2008: flat

From and including 8/14/2008 to but excluding 8/14/2009: 0.01%

From and including 8/14/2009 to but excluding 8/14/2010: 0.02%

From and including 8/14/2010 to but excluding 8/14/2011: 0.03%

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
August 22, 2006	750,000,000	August 21, 2009	LIBOR Telerate reset quarterly + 0.09%

October 10, 2006	50,000,000	October 10, 2008	Federal Funds Open Rate reset daily + 0.11%

October 23, 2006	Initial principal amount: 525,000,000; additional principal amount issued October 27, 2006: 25,000,000	October 22, 2010	LIBOR Telerate reset quarterly + 0.14%

November 9, 2006	Initial principal amount: 25,000,000; additional principal amount issued December 5, 2006: 10,000,000	November 27, 2046	LIBOR Telerate reset quarterly + 0.15%

November 21, 2006	Initial principal amount: 600,000; additional principal amount issued January 8, 2007: 400,000	November 21, 2016	LIBOR Telerate reset quarterly + 0.39%

November 28, 2006	500,000,000	November 28, 2011	LIBOR Telerate reset quarterly + 0.19%

December 4, 2006	750,000,000	December 4, 2008	Federal Funds Open Rate reset daily + 0.13%

February 23, 2007	1,100,000,000	February 23, 2010	LIBOR Telerate reset quarterly + 0.09%

March 23, 2007	750,000,000	March 23, 2009	Federal Funds Open Rate reset daily + 0.13%

May 18, 2007	1,500,000,000	May 18, 2010	Reuters Screen LIBOR01 reset quarterly + 0.12%

June 18, 2007	25,000,000	December 1, 2014	6.12%

July 16, 2007	1,500,000,000	July 16, 2009	Reuters Screen LIBOR01 reset quarterly + 0.27%

July 19, 2007	550,000,000	July 19, 2010	5.850%

July 19, 2007	460,000,000	July 19, 2010	Reuters Screen LIBOR01 reset quarterly + 0.40%

August 10, 2007	Initial principal amount: 2,250,000,000; additional principal amount issued September 18, 2007: 250,000,000	August 10, 2012	6.950%

August 10, 2007	50,000,000	August 10, 2012	Reuters Screen LIBOR01 reset quarterly + 1.75%

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
October 11, 2007	16,405,000	October 11, 2011	0.00%; issued at 79.721% of the principal amount

November 13, 2007	7,600,000	November 13, 2012	6.000%; on November 13, 2008, and on each Interest Payment Date thereafter, Bear Stearns has the right to redeem the Notes in whole, but not in part, upon five business days prior written notice

February 7, 2008	2,000,000	February 7, 2023	7.05%; on February 7, 2009, and on each Interest Payment Date thereafter, Bear Stearns has the right to redeem the Notes in whole, but not in part, upon five business days prior written notice.

Medium-Term Notes, Series B, designated as IncomeNotesSM

In the table below, Bear Stearns specifies the following terms of the Bear Stearns Medium-Term Notes, Series B, designated as IncomeNotesSM (the “Bear Stearns IncomeNotesSM”): issuance date; principal amount; maturity date; interest rate; and redemption terms, if any.

The interest rate bases or formulas applicable to Bear Stearns IncomeNotesSM that bear interest at floating rates are indicated in the table below. The Bear Stearns IncomeNotesSM are not subject to a sinking fund and are not redeemable prior to maturity unless indicated below.

If indicated below, the Bear Stearns IncomeNotesSM contain a provision that gives the beneficial owner of that note the right to require Bear Stearns to repay that note prior to its maturity date, if requested by an authorized representative of the beneficial owner of that note, following the death of such beneficial owner (Survivor’s Option). To validly exercise the Survivor’s Option, such notes must have been acquired by the deceased beneficial owner at least 6 months prior to the date of the request. Bear Stearns may limit the aggregate principal amount of notes as to which the Survivor’s Option may be exercised to (i) $250,000 with respect to any individual deceased beneficial owner of a note in any calendar year, or (ii) in any calendar year, the greater of $2,000,000 or 2% of the outstanding aggregate principal amount of all Bear Stearns IncomeNotesSM outstanding as of December 31 of the immediately preceding calendar year. Each tendered note that is not accepted in any calendar year due to the application of either of the limitations set forth above will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered.

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
July 3, 2003	872,000	July 15, 2008	2.70%; Survivor’s Option

July 3, 2003	1,233,000	July 15, 2013	4.00%; Survivor’s Option

July 10, 2003	87,000	July 15, 2008	2.85%; Survivor’s Option

July 10, 2003	1,035,000	July 15, 2013	4.15%; Survivor’s Option

July 10, 2003	9,965,000	July 15, 2018	5.10%; commencing 7/15/2006 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

July 17, 2003	1,389,000	July 15, 2013	4.30%; Survivor’s Option

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
July 17, 2003	1,738,000	July 15, 2018	5.00%; commencing 7/15/2006 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

July 17, 2003	4,102,000	July 15, 2023	5.25%; commencing 7/15/2008 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

July 24, 2003	821,000	July 15, 2013	4.35%; Survivor’s Option

July 24, 2003	914,000	July 15, 2018	4.85%; commencing 7/15/2006 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

July 24, 2003	1,772,000	July 15, 2023	5.15%; commencing 7/15/2008 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

July 31, 2003	336,000	July 15, 2013	4.80%; Survivor’s Option

July 31, 2003	883,000	July 15, 2023	5.57%; commencing 7/15/2008 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

August 7, 2003	665,000	August 15, 2013	5.00%; Survivor’s Option

August 7, 2003	1,798,000	August 15, 2018	5.75%; commencing 8/15/2006 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

August 7, 2003	17,722,000	August 15, 2023	6.00%; commencing 8/15/2008 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

August 14, 2003	974,000	August 15, 2013	5.25%; Survivor’s Option

August 14, 2003	636,000	August 15, 2018	5.90%; commencing 8/15/2006 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
August 14, 2003	2,771,000	August 15, 2023	6.10%; commencing 8/15/2008 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

August 21, 2003	1,461,000	August 15, 2013	5.10%; Survivor’s Option

August 21, 2003	595,000	August 15, 2018	5.80%; commencing 8/15/2006 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

August 21, 2003	2,340,000	August 15, 2023	6.05%; commencing 8/15/2008 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

August 28, 2003	873,000	August 15, 2013	5.20%; Survivor’s Option

August 28, 2003	397,000	August 15, 2018	5.83%; commencing 8/15/2006 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

August 28, 2003	2,949,000	August 15, 2023	6.08%; commencing 8/15/2008 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

September 5, 2003	748,000	September 15, 2013	5.20%; Survivor’s Option

September 5, 2003	2,260,000	September 15, 2023	6.00%; commencing 9/15/2008 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

September 11, 2003	2,875,000	September 15, 2008	4.00%; Survivor’s Option

September 11, 2003	1,884,000	September 15, 2013	5.30%; Survivor’s Option

September 11, 2003	1,180,000	September 15, 2023	6.05%; commencing 9/15/2008 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

September 18, 2003	1,115,000	September 15, 2008	3.85%; Survivor’s Option

September 18, 2003	1,377,000	September 15, 2013	5.10%; Survivor’s Option

September 18, 2003	1,509,000	September 15, 2023	5.85%; commencing 9/15/2008 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
September 25, 2003	5,691,000	September 15, 2008	3.75%; Survivor’s Option

September 25, 2003	2,081,000	September 15, 2013	5.05%; Survivor’s Option

September 25, 2003	2,225,000	September 15, 2023	5.80%; commencing 9/15/2008 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

October 2, 2003	1,701,000	October 15, 2008	3.75%; Survivor’s Option

October 2, 2003	1,358,000	October 15, 2013	5.00%; Survivor’s Option

October 2, 2003	1,806,000	October 15, 2023	5.77%; commencing 10/15/2008 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

October 9, 2003	2,549,000	October 15, 2008	3.50%; Survivor’s Option

October 9, 2003	1,809,000	October 15, 2013	4.75%; Survivor’s Option

October 9, 2003	374,000	October 15, 2018

4.75% from and including 10/9/2003, to but excluding 10/15/2006;

5.75% from and including 10/15/2006, to but excluding 10/15/2018;

on 10/15/2006 may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

October 9, 2003	1,878,000	October 15, 2023	5.70%; commencing 10/15/2008 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

October 30, 2003	3,335,000	October 15, 2008	3.75%; Survivor’s Option

October 30, 2003	1,320,000	October 15, 2013	5.00%; Survivor’s Option

October 30, 2003	1,534,000	October 15, 2023	5.75%; commencing 10/15/2008 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

November 6, 2003	3,398,000	November 15, 2008	3.70%; Survivor’s Option

November 6, 2003	2,120,000	November 15, 2013	5.00%; Survivor’s Option

November 6, 2003	937,000	November 15, 2023	5.65%; commencing 11/15/2008 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

November 14, 2003	946,000	November 15, 2008	3.75%; Survivor’s Option

November 14, 2003	2,313,000	November 15, 2013	5.10%; Survivor’s Option

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
November 14, 2003	704,000	November 15, 2023	5.65%; commencing 11/15/2008 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

November 20, 2003	2,897,000	November 15, 2008	3.90%; Survivor’s Option

November 20, 2003	1,682,000	November 15, 2013	5.10%; Survivor’s Option

November 20, 2003	542,000	November 15, 2023	5.60%; commencing 11/15/2008 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

November 28, 2003	1,300,000	November 15, 2008	3.50%; Survivor’s Option

November 28, 2003	930,000	November 15, 2013	4.85%; Survivor’s Option

December 11, 2003	1,307,000	December 15, 2008	3.90%; Survivor’s Option

December 11, 2003	707,000	December 15, 2015	5.25%; Survivor’s Option

December 11, 2003	13,462,000	December 10, 2013

4.35% for the first interest payment; for each subsequent interest payment period, the rate will be determined as of the 5th business day prior to the applicable interest payment date pursuant to the following formula:

[(CPIt - CPIt-12) / CPIt-12] + 2.31%

CPIt = Current Index Level of CPI (as defined below), as published on Bloomberg CPURNSA; and CPIt-12 = Index Level of CPI 12 months prior to CPIt; in no case will the interest rate be less than 0.00% for each interest payment period; CPIt for each interest reset date is the CPI for the third calendar month prior to such interest reset date as published and reported in the second calendar month prior to such interest reset date; Survivor’s Option

December 18, 2003	1,300,000	December 15, 2008	3.70%; Survivor’s Option

December 18, 2003	594,000	December 15, 2015	5.15%; Survivor’s Option

December 18, 2003	5,892,000	December 10, 2013

4.19% for the first interest payment; for each subsequent interest payment period, the rate will be determined as of the 5th business day prior to the applicable interest payment date pursuant to the following formula:

[(CPIt - CPIt-12) / CPIt-12] + 2.15%

CPIt = Current Index Level of CPI (as defined below), as published on Bloomberg CPURNSA; and

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
			CPIt-12 = Index Level of CPI 12 months prior to CPIt; in no case will the interest rate be less than 0.00% for each interest payment period; CPIt for each interest reset date is the CPI for the third calendar month prior to such interest reset date as published and reported in the second calendar month prior to such interest reset date; Survivor’s Option
December 26, 2003	1,276,000	December 15, 2008	3.60%; Survivor’s Option
December 26, 2003	10,126,000	December 10, 2013

4.09% for the first interest payment; for each subsequent interest payment period, the rate will be determined as of the 5th business day prior to the applicable interest payment date pursuant to the following formula:

[(CPIt - CPIt-12) / CPIt-12] + 2.05%

CPIt = Current Index Level of CPI (as defined below), as published on Bloomberg CPURNSA; and CPIt-12 = Index Level of CPI 12 months prior to CPIt; in no case will the interest rate be less than 0.00% for each interest payment period; CPIt for each interest reset date is the CPI for the third calendar month prior to such interest reset date as published and reported in the second calendar month prior to such interest reset date; Survivor’s Option

January 15, 2004	3,874,000	January 15, 2009	3.80%; Survivor’s Option
January 15, 2004	13,229,000	January 10, 2014

3.95% for the first interest payment; for each subsequent interest payment period, the rate will be determined as of the 5th business day prior to the applicable interest payment date pursuant to the following formula:

[(CPIt - CPIt-12) / CPIt-12] + 2.185%

CPIt = Current Index Level of CPI (as defined below), as published on Bloomberg CPURNSA; and CPIt-12 = Index Level of CPI 12 months prior to CPIt; in no case will the interest rate be less than 0.00% for each interest payment period; CPIt for each interest reset date is the CPI for the third calendar month prior to such interest reset date as published and reported in the second calendar month prior to such interest reset date; Survivor’s Option

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
January 23, 2004	1,365,000	January 15, 2009	3.40%; Survivor’s Option

January 23, 2004	3,777,000	January 10, 2014

3.665% for the first interest payment; for each subsequent interest payment period, the rate will be determined as of the 5th business day prior to the applicable interest payment date pursuant to the following formula:

[(CPIt - CPIt-12) / CPIt-12] + 1.90%

CPIt = Current Index Level of CPI (as defined below), as published on Bloomberg CPURNSA; and CPIt-12 = Index Level of CPI 12 months prior to CPIt; in no case will the interest rate be less than 0.00% for each interest payment period; CPIt for each interest reset date is the CPI for the third calendar month prior to such interest reset date as published and reported in the second calendar month prior to such interest reset date; Survivor’s Option

January 29, 2004	1,407,000	January 15, 2009	3.40%; Survivor’s Option

January 29, 2004	2,847,000	January 10, 2014

3.715% for the first interest payment; for each subsequent interest payment period, the rate will be determined as of the 5th business day prior to the applicable interest payment date pursuant to the following formula:

[(CPIt - CPIt-12) / CPIt-12] + 1.95%

CPIt = Current Index Level of CPI (as defined below), as published on Bloomberg CPURNSA; and CPIt-12 = Index Level of CPI 12 months prior to CPIt; in no case will the interest rate be less than 0.00% for each interest payment period; CPIt for each interest reset date is the CPI for the third calendar month prior to such interest reset date as published and reported in the second calendar month prior to such interest reset date; Survivor’s Option

February 5, 2004	2,212,000	February 15, 2009	3.50%; Survivor’s Option

February 5, 2004	16,881,000	February 15, 2024	5.75%; commencing 2/15/2009 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
February 5, 2004	8,968,000	February 10, 2014

3.765% for the first interest payment; for each subsequent interest payment period, the rate will be determined as of the 5th business day prior to the applicable interest payment date pursuant to the following formula:

[(CPIt - CPIt-12) / CPIt-12] + 2.00%

CPIt = Current Index Level of CPI (as defined below), as published on Bloomberg CPURNSA; and CPIt-12 = Index Level of CPI 12 months prior to CPIt; in no case will the interest rate be less than 0.00% for each interest payment period; CPIt for each interest reset date is the CPI for the third calendar month prior to such interest reset date as published and reported in the second calendar month prior to such interest reset date; Survivor’s Option

February 12, 2004	1,130,000	February 15, 2009	3.57%; Survivor’s Option

February 12, 2004	5,517,000	February 15, 2024	5.62%; commencing 2/15/2009 and on the interest payment dates thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

February 12, 2004	10,729,000	February 10, 2014

3.779% for the first interest payment; for each subsequent interest payment period, the rate will be determined as of the 5th business day prior to the applicable interest payment date pursuant to the following formula:

[(CPIt - CPIt-12) / CPIt-12] + 1.90%

CPIt = Current Index Level of CPI (as defined below), as published on Bloomberg CPURNSA; and CPIt-12 = Index Level of CPI 12 months prior to CPIt; in no case will the interest rate be less than 0.00% for each interest payment period; CPIt for each interest reset date is the CPI for the third calendar month prior to such interest reset date as published and reported in the second calendar month prior to such interest reset date; Survivor’s Option

February 20, 2004	2,134,000	February 15, 2009	3.50%; Survivor’s Option

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
February 20, 2004	8,901,000	February 15, 2024	5.62%; commencing 2/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

February 20, 2004	11,019,000	February 10, 2014

3.679% for the first interest payment; for each subsequent interest payment period, the rate will be determined as of the 5th business day prior to the applicable interest payment date pursuant to the following formula:

[(CPIt - CPIt-12) / CPIt-12] + 1.80%

CPIt = Current Index Level of CPI (as defined below), as published on Bloomberg CPURNSA; and CPIt-12 = Index Level of CPI 12 months prior to CPIt; in no case will the interest rate be less than 0.00% for each interest payment period; CPIt for each interest reset date is the CPI for the third calendar month prior to such interest reset date as published and reported in the second calendar month prior to such interest reset date; Survivor’s Option

February 26, 2004	755,000	February 15, 2009	3.40%; Survivor’s Option

February 26, 2004	5,304,000	February 15, 2024	5.55%; commencing 2/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

February 26, 2004	5,168,000	February 10, 2014

3.679% for the first interest payment; for each subsequent interest payment period, the rate will be determined as of the 5th business day prior to the applicable interest payment date pursuant to the following formula:

[(CPIt - CPIt-12) / CPIt-12] + 1.80%

CPIt = Current Index Level of CPI (as defined below), as published on Bloomberg CPURNSA; and CPIt-12 = Index Level of CPI 12 months prior to CPIt; in no case will the interest rate be less than 0.00% for each interest payment period; CPIt for each interest reset date is the CPI for the third calendar month prior to such interest reset date as published and reported in the second calendar month prior to such interest reset date; Survivor’s Option

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
March 4, 2004	1,462,000	March 15, 2009	3.40%; Survivor’s Option

March 4, 2004	4,703,000	March 15, 2024	5.55%; commencing 3/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

March 4, 2004	14,341,000	March 10, 2014

3.726% for the first interest payment; for each subsequent interest payment period, the rate will be determined as of the 5th business day prior to the applicable interest payment date pursuant to the following formula:

[(CPIt - CPIt-12) / CPIt-12] + 1.80%

CPIt = Current Index Level of CPI (as defined below), as published on Bloomberg CPURNSA; and CPIt-12 = Index Level of CPI 12 months prior to CPIt; in no case will the interest rate be less than 0.00% for each interest payment period; CPIt for each interest reset date is the CPI for the third calendar month prior to such interest reset date as published and reported in the second calendar month prior to such interest reset date; Survivor’s Option

March 11, 2004	2,658,000	March 15, 2009	3.30%; Survivor’s Option

March 11, 2004	1,735,000	March 15, 2024	5.40%; commencing 3/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

March 11, 2004	4,639,000	March 10, 2014

3.476% for the first interest payment; for each subsequent interest payment period, the rate will be determined as of the 5th business day prior to the applicable interest payment date pursuant to the following formula:

[(CPIt - CPIt-12) / CPIt-12] + 1.55%

CPIt = Current Index Level of CPI (as defined below), as published on Bloomberg CPURNSA; and CPIt-12 = Index Level of CPI 12 months prior to CPIt; in no case will the interest rate be less than 0.00% for each interest payment period; CPIt for each interest reset date is the CPI for the third calendar month prior to such interest reset date as published and reported in the second calendar month prior to such interest reset date; Survivor’s Option

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
March 18, 2004	589,000	March 15, 2009	3.02%; Survivor’s Option

March 18, 2004	7,537,000	March 15, 2024	5.26%; commencing 3/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

March 18, 2004	8,200,000	March 10, 2014

3.376% for the first interest payment; for each subsequent interest payment period, the rate will be determined as of the 5th business day prior to the applicable interest payment date pursuant to the following formula:

[(CPIt - CPIt-12) / CPIt-12] + 1.45%

CPIt = Current Index Level of CPI (as defined below), as published on Bloomberg CPURNSA; and CPIt-12 = Index Level of CPI 12 months prior to CPIt; in no case will the interest rate be less than 0.00% for each interest payment period; CPIt for each interest reset date is the CPI for the third calendar month prior to such interest reset date as published and reported in the second calendar month prior to such interest reset date; Survivor’s Option

March 25, 2004	600,000	March 15, 2009	3.00%; Survivor’s Option

March 25, 2004	5,412,000	March 15, 2024	5.25%; commencing 3/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

March 25, 2004	5,199,000	March 10, 2014

3.376% for the first interest payment; for each subsequent interest payment period, the rate will be determined as of the 5th business day prior to the applicable interest payment date pursuant to the following formula:

[(CPIt - CPIt-12) / CPIt-12] + 1.45%

CPIt = Current Index Level of CPI (as defined below), as published on Bloomberg CPURNSA; and CPIt-12 = Index Level of CPI 12 months prior to CPIt; in no case will the interest rate be less than 0.00% for each interest payment period; CPIt for each interest reset date is the CPI for the third calendar month prior to such interest reset date as published and reported in the second calendar month prior to such interest reset date; Survivor’s Option

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
April 1, 2004	1,194,000	April 15, 2029	5.30%; commencing 4/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

April 1, 2004	5,666,000	April 10, 2014

3.32625% for the first interest payment; for each subsequent interest payment period, the rate will be determined as of the 5th business day prior to the applicable interest payment date pursuant to the following formula:

[(CPIt - CPIt-12) / CPIt-12] + 1.40%

CPIt = Current Index Level of CPI (as defined below), as published on Bloomberg CPURNSA; and CPIt-12 = Index Level of CPI 12 months prior to CPIt; in no case will the interest rate be less than 0.00% for each interest payment period; CPIt for each interest reset date is the CPI for the third calendar month prior to such interest reset date as published and reported in the second calendar month prior to such interest reset date; Survivor’s Option

April 8, 2004	813,000	April 15, 2029	5.45%; commencing 4/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

April 8, 2004	2,967,000	April 10, 2014

3.19306% for the first interest payment; for each subsequent interest payment period, the rate will be determined as of the 5th business day prior to the applicable interest payment date pursuant to the following formula:

[(CPIt - CPIt-12) / CPIt-12] + 1.50%

CPIt = Current Index Level of CPI (as defined below), as published on Bloomberg CPURNSA; and CPIt-12 = Index Level of CPI 12 months prior to CPIt; in no case will the interest rate be less than 0.00% for each interest payment period; CPIt for each interest reset date is the CPI for the third calendar month prior to such interest reset date as published and reported in the second calendar month prior to such interest reset date; Survivor’s Option

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
April 15, 2004	6,906,000	April 15, 2029	5.80%; commencing 4/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

April 15, 2004	3,385,000	April 10, 2014

3.49306% for the first interest payment; for each subsequent interest payment period, the rate will be determined as of the 5th business day prior to the applicable interest payment date pursuant to the following formula:

[(CPIt - CPIt-12) / CPIt-12] + 1.80%

CPIt = Current Index Level of CPI (as defined below), as published on Bloomberg CPURNSA; and CPIt-12 = Index Level of CPI 12 months prior to CPIt; in no case will the interest rate be less than 0.00% for each interest payment period; CPIt for each interest reset date is the CPI for the third calendar month prior to such interest reset date as published and reported in the second calendar month prior to such interest reset date; Survivor’s Option

April 22, 2004	2,053,000	April 15, 2029	5.75%; commencing 4/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

April 22, 2004	5,731,000	April 10, 2014

3.52306% for the first interest payment; for each subsequent interest payment period, the rate will be determined as of the 5th business day prior to the applicable interest payment date pursuant to the following formula:

[(CPIt - CPIt-12) / CPIt-12] + 1.83%

CPIt = Current Index Level of CPI (as defined below), as published on Bloomberg CPURNSA; and CPIt-12 = Index Level of CPI 12 months prior to CPIt; in no case will the interest rate be less than 0.00% for each interest payment period; CPIt for each interest reset date is the CPI for the third calendar month prior to such interest reset date as published and reported in the second calendar month prior to such interest reset date; Survivor’s Option

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
April 29, 2004	385,000	April 15, 2029	5.77%; commencing 4/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

April 29, 2004	4,349,000	April 10, 2014

3.57306% for the first interest payment; for each subsequent interest payment period, the rate will be determined as of the 5th business day prior to the applicable interest payment date pursuant to the following formula:

[(CPIt - CPIt-12) / CPIt-12] + 1.88%

CPIt = Current Index Level of CPI (as defined below), as published on Bloomberg CPURNSA; and CPIt-12 = Index Level of CPI 12 months prior to CPIt; in no case will the interest rate be less than 0.00% for each interest payment period; CPIt for each interest reset date is the CPI for the third calendar month prior to such interest reset date as published and reported in the second calendar month prior to such interest reset date; Survivor’s Option

May 6, 2004	598,000	May 15, 2009	3.90%; Survivor’s Option

May 6, 2004	4,246,000	May 15, 2029	6.00%; commencing 5/15/2008 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

May 13, 2004	487,000	May 15, 2009	4.00%; Survivor’s Option

May 13, 2004	11,458,000	May 15, 2029	6.05%; commencing 5/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

May 20, 2004	616,000	May 15, 2009	4.40%; Survivor’s Option

May 20, 2004	18,613,000	May 15, 2029	6.34%; commencing 5/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

May 27, 2004	6,245,000	May 15, 2029	6.24%; commencing 5/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
June 4, 2004	11,167,000	June 15, 2029	6.26%; commencing 6/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

June 10, 2004	8,460,000	June 15, 2029	6.20%; commencing 6/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

June 17, 2004	5,607,000	June 15, 2029	6.20%; commencing 6/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

June 24, 2004	6,397,000	June 15, 2029	6.30%; commencing 6/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

July 1, 2004	3,285,000	July 15, 2029	6.125%; commencing 7/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

July 9, 2004	4,003,000	July 15, 2029	6.15%; commencing 7/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

July 22, 2004	17,472,000	July 15, 2029	6.00%; commencing 7/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

July 29, 2004	3,570,000	July 15, 2029	5.90%; commencing 7/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

August 5, 2004	9,077,000	August 15, 2029	6.00%; commencing 8/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
August 12, 2004	10,663,000	August 15, 2029	6.00%; commencing 8/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

August 19, 2004	8,158,000	August 15, 2029	5.85%; commencing 8/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

August 26, 2004	10,092,000	August 15, 2029	5.85%; commencing 8/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

August 27, 2004	10,000,000	August 27, 2030	5.85%; commencing 8/27/2009 and on the 27th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

September 2, 2004	2,183,000	September 15, 2029	5.80%; commencing 9/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

September 16, 2004	2,036,000	September 15, 2029	5.70%; commencing 9/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

September 23, 2004	4,255,000	September 15, 2029	5.60%; commencing 9/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

September 30, 2004	2,374,000	September 15, 2029	5.48%; commencing 9/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

October 7, 2004	4,559,000	October 15, 2020

4.30% from and including 10/7/04, to but excluding 9/15/08;

5.375% from and including 9/15/08, to but excluding 9/15/12;

6.375% from and including 9/15/12, to but excluding 9/15/16;

7.50% from and including 9/15/16, to but

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
			excluding 10/15/20; commencing 10/15/2008 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

October 7, 2004	2,825,000	October 15, 2029	5.43%; commencing 10/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

October 15, 2004	767,000	October 15, 2029	5.57%; commencing 10/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

October 21, 2004	3,456,000	October 15, 2029	5.55%; commencing 10/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

October 28, 2004	1,827,000	October 15, 2029	5.52%; commencing 10/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

November 4, 2004	1,869,000	November 15, 2029	5.35%; commencing 11/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

November 12, 2004	1,293,000	November 15, 2009	3.75%; Survivor’s Option

November 12, 2004	1,617,000	November 15, 2029	5.50%; commencing 11/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

November 18, 2004	2,925,000	November 15, 2029	5.60%; commencing 11/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

November 26, 2004	1,880,000	November 15, 2029	5.60%; commencing 11/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
December 9, 2004	3,904,000	December 15, 2029	5.73%; commencing 12/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

December 16, 2004	1,315,000	December 15, 2029	5.60%; commencing 12/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

December 23, 2004	2,685,000	December 15, 2029	5.50%; commencing 12/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

December 30, 2004	1,891,000	December 15, 2029	5.55%; commencing 12/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

January 13, 2005	2,528,000	January 15, 2030	5.60%; commencing 1/15/2010 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

January 21, 2005	4,016,000	January 15, 2030	5.60%; commencing 1/15/2010 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

January 27, 2005	3,609,000	January 15, 2030	5.50%; commencing 1/15/2010 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

February 3, 2005	2,559,000	February 15, 2030	5.425%; commencing 2/15/2010 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

February 10, 2005	2,945,000	February 15, 2030	5.45%; 5.425%; commencing 2/15/2010 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
February 17, 2005	2,911,000	February 15, 2030	5.35%; commencing 2/15/2010 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

February 25, 2005	1,395,000	February 15, 2030	5.375%; commencing 2/15/2010 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

March 3, 2005	6,140,000	March 15, 2030	5.580%; commencing 3/15/2010 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

March 10, 2005	7,563,000	March 15, 2030	5.625%; commencing 3/15/2010 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

March 17, 2005	1,336,000	March 15, 2030	5.50%; commencing 3/15/2010 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

March 24, 2005	1,536,000	March 15, 2030	5.70%; commencing 3/15/2010 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

March 31, 2005	804,000	March 15, 2030	5.725%; commencing 3/15/2010 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

April 7, 2005	2,396,000	April 15, 2030	5.780%; commencing 4/15/2010 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

April 14, 2005	787,000	April 15, 2025

4.75% from and including 4/14/05, to but excluding 4/15/09;

6.50% from and including 4/15/09, to but excluding 4/15/25;

commencing 4/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
April 14, 2005	223,000	April 15, 2030	5.600%; commencing 4/15/2010 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

April 21, 2005	943,000	April 15, 2025	4.75% from and including 4/21/05, to but excluding 4/15/09; 6.375% from and including 4/15/09, to but excluding 4/15/25; commencing 4/15/2009 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

April 21, 2005	1,094,000	April 15, 2030	5.650%; commencing 4/15/2010 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

April 28, 2005	1,025,000	April 15, 2030	5.470%; commencing 4/15/2010 and on the 15th of each month thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice; Survivor’s Option

February 2, 2006	2,382,000	February 15, 2021	5.60%; commencing 2/15/2009 and on any day thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice

February 2, 2006	813,000	February 15, 2011

5.31% for the first interest payment; for each subsequent interest payment period, the rate will be determined as of the 5th business day prior to the applicable interest payment date pursuant to the following formula:

[(CPIt - CPIt-12) / CPIt-12] + 1.85%

CPIt = Current Index Level of CPI (as defined below), as published on Bloomberg CPURNSA; and CPIt-12 = Index Level of CPI 12 months prior to CPIt; in no case will the interest rate be less than 0.00% for each interest payment period; CPIt for each interest reset date is the CPI for the third calendar month prior to such interest reset date as published and reported in the second calendar month prior to such interest reset date

February 24, 2006	3,080,000	February 24, 2011	5.200%; commencing 2/24/2008 and on any day thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
February 24, 2006	20,306,000	February 24, 2031	6.000%; commencing 2/24/2011 and on any day thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice

March 31, 2006	10,000,000	March 31, 2026	6.000%; commencing 3/31/2010 and semi annually thereafter until maturity, may be called in whole at par at the option of Bear Stearns on ten calendar days notice

May 23, 2007	50,000,000	May 15, 2037	6.000%; commencing 5/15/2012 and monthly thereafter until maturity, may be called at par at the option of Bear Stearns on ten calendar days notice

February 22, 2008	54,380,000	February 15, 2010	5.20%; Survivor’s Option

February 22, 2008	66,046,000	February 15, 2018	7.40%; commencing on 2/15/2010 and on each interest payment date thereafter, may be called at par at the option of Bear Stearns on thirty days’ notice; Survivor’s Option

February 28, 2008	36,598,000	February 15, 2010	5.30%; Survivor’s Option

February 28, 2008	39,595,000	February 15, 2018	7.50%; commencing on 2/15/2010 and on each interest payment date thereafter, may be called at par at the option of Bear Stearns on thirty days’ notice; Survivor’s Option

March 6, 2008	25,046,000	March 15, 2010	5.30%; Survivor’s Option

March 6, 2008	16,397,000	March 15, 2013	6.40%; commencing on 3/15/2010 and on each interest payment date thereafter, may be called at par at the option of Bear Stearns on thirty days’ notice; Survivor’s Option

March 6, 2008	14,286,000	March 15, 2018	7.50%; commencing on 3/15/2010 and on each interest payment date thereafter, may be called at par at the option of Bear Stearns on thirty days’ notice; Survivor’s Option

Bear Stearns Subordinated Securities

The below description of the Bear Stearns Subordinated Securities begins with a summary of certain of the terms of the Bear Stearns Subordinated Securities under the Bear Stearns Subordinated Indenture. Following that summary, the relevant terms of the issued subordinated Global Notes are listed.

The Bear Stearns Subordinated Securities are Bear Stearns’ direct, unsecured general obligations, and are subject to acceleration only upon certain events of bankruptcy or insolvency or default in the performance, or breach, of its covenants or warranties.

Subordination. Bear Stearns’ obligation to make any payment on account of the principal of or premium, if any, and interest, if any, on the Bear Stearns Subordinated Securities will be subordinate and junior in right of payment to Bear Stearns’ obligations to the holders of Bear Stearns’ Senior Indebtedness (as defined below) to the extent described herein.

“Senior Indebtedness” is defined in the Bear Stearns Subordinated Indenture to mean Bear Stearns’ “Indebtedness for Money Borrowed,” whether outstanding on the date of the Bear Stearns Subordinated Indenture or thereafter created, assumed or incurred, except “Indebtedness Ranking on a Parity with the Securities” or “Indebtedness Ranking Junior to the Securities” and any deferrals, renewals or extensions of the Senior Indebtedness. Senior Indebtedness, as defined in the Bear Stearns Subordinated Indenture, is effectively subordinated to Bear Stearns’ subsidiaries’ indebtedness and liabilities.

“Indebtedness for Money Borrowed” is defined in the Bear Stearns Subordinated Indenture as:

(a) any obligation of Bear Stearns, or any obligation guaranteed by Bear Stearns, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

(b) similar obligations arising from off-balance sheet guarantees and direct credit substitutes;

(c) obligations associated with derivative products, such as interest-rate and foreign-exchange-rate contracts, commodity contracts and similar arrangements; and

(d) any deferred obligations for the payment of the purchase price of property or assets.

“Indebtedness Ranking Junior to the Securities” is defined in the Bear Stearns Subordinated Indenture to mean any of Bear Stearns’ Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Bear Stearns Subordinated Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the Bear Stearns Subordinated Securities (and any other Indebtedness Ranking on a Parity with the Securities) in right of payment upon the happening of certain bankruptcy, insolvency, receivership or winding-up events described below.

“Indebtedness Ranking on a Parity with the Securities” is defined in the Bear Stearns Subordinated Indenture to mean Bear Stearns’ Indebtedness for Money Borrowed, whether outstanding on the date of the Bear Stearns Subordinated Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Bear Stearns Subordinated Securities in the right of payment upon the happening of any event of the kind specified in the first sentence of the next paragraph.

In the case of any bankruptcy, insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up involving Bear Stearns, whether voluntary or involuntary, all of Bear Stearns’ obligations to holders of Bear Stearns’ Senior Indebtedness will be entitled to be paid in full before any payment can be made on account of the principal of, or premium, if any, or interest, if any, on the Bear Stearns Subordinated Securities of any series. In the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest, if any, on, any Senior Indebtedness beyond any applicable grace period, or in the event that any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of certain payments, permitting the holders of the relevant Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate its maturity, then, unless and until Bear Stearns cures such default or event of default or such default or event of default is waived or ceases to exist, Bear Stearns will not make any payment of principal of, or premium, if any, or interest, if any, on the Bear Stearns Subordinated Securities, or in respect of any redemption, exchange, retirement, purchase or other acquisition of any of the Bear Stearns Subordinated Securities.

Bear Stearns’ Bear Stearns Subordinated Securities are subordinated to Bear Stearns’ Bear Stearns Senior Securities and both the Bear Stearns Senior Securities are and the Bear Stearns Subordinated Securities are effectively subordinated to Bear Stearns’ subsidiaries’ existing and future indebtedness and liabilities.

Holders of Bear Stearns Securities, by their acceptance of the Bear Stearns Subordinated Securities, will be deemed to have irrevocably waived any rights they may have to counterclaim or set-off amounts they owe to Bear Stearns against amounts owed to them by Bear Stearns under the Bear Stearns Subordinated Indenture or to institute proceedings in respect of these amounts.

By reason of the above subordination in favor of the holders of Bear Stearns’ Senior Indebtedness, in the event of Bear Stearns’ bankruptcy or insolvency, holders of Bear Stearns’ Senior Indebtedness may receive more, ratably, and holders of the Bear Stearns Subordinated Securities having a claim pursuant to the Bear Stearns Subordinated Securities may receive less, ratably, than Bear Stearns’ other creditors.

Limitation on Liens. The Bear Stearns Subordinated Indenture does not allow Bear Stearns, and Bear Stearns may not permit any of Bear Stearns’ Restricted Subsidiaries to, issue, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money secured by a pledge of, lien on or security interest in any shares of voting stock of any Restricted Subsidiary without effectively providing that the securities issued under the Bear Stearns Subordinated Indenture, including the debt securities, will be secured equally and ratably with such secured indebtedness.

The term “Restricted Subsidiary” as defined in the Bear Stearns Subordinated Indenture means Bear, Stearns & Co. Inc., Custodial Trust Company, Bear, Stearns Securities Corp. and any of Bear Stearns’ other subsidiaries owning, directly or indirectly, any of the common stock of, or succeeding to a significant portion of the business, property or assets of, a Restricted Subsidiary, or with which a Restricted Subsidiary is merged or consolidated.

Merger and Consolidation. The Bear Stearns Subordinated Indenture allows Bear Stearns to consolidate or merge with or into any other corporation, and may sell, lease or convey all or substantially all of Bear Stearns’ assets to any corporation, organized and existing under the laws of the United States or any U.S. state, if:

(1) Bear Stearns or any other successor corporation shall not immediately after the merger or consolidation be in default under the Bear Stearns Subordinated Indenture; and

(2) the continuing corporation (if other than Bear Stearns), or the resulting entity that receives substantially all of Bear Stearns’ assets, shall expressly assume:

(a) payment of the principal of, and premium, if any, and interest on (and any additional amounts payable in respect of) the debt securities and

(b) performance and observance of all of the covenants and conditions of the Bear Stearns Subordinated Indenture to be performed or observed by Bear Stearns.

Unless otherwise provided in the applicable prospectus supplement, and subject to the foregoing, the Bear Stearns Subordinated Indenture permits:

•	a consolidation, merger, sale of assets or other similar transaction that may adversely affect Bear Stearns’ creditworthiness or that of a successor or combined entity;

•	a change in control; or

•	a highly leveraged transaction involving Bear Stearns, whether or not involving a change in control;

and the Bear Stearns Subordinated Indenture, therefore, will not protect holders of the debt securities from the substantial impact that any of the transactions described above may have on the value of the debt securities.

Modification and Waiver. With the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected, Bear Stearns and the trustee may modify or amend the Bear Stearns Subordinated Indenture, without the consent of each holder of the outstanding debt security affected, unless the modification or amendment:

•	changes the stated maturity or the date of any installment of principal of, or interest on, any debt security or changes its redemption price or optional redemption price;

•

reduces the principal amount of, or the rate of interest on, or the amount of any additional amount payable on, any debt security, or reduces the amount of principal that could be declared due and payable before the stated maturity of that debt security, or changes Bear Stearns’ obligation to pay any additional amounts (except as permitted under the Bear Stearns Subordinated Indenture), or reduces the amount of principal of a discount security that would be due and payable if accelerated under the Bear Stearns Subordinated Indenture;

•	changes the place or currency of any payment of principal, premium, if any, or interest on any debt security;

•	impairs the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduces the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the Bear Stearns Subordinated Indenture; or

•	modifies the foregoing requirements or reduces the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

Bear Stearns may make any of these amendments or modifications, however, with the consent of the holder of each outstanding debt security affected.

Except with respect to defaults relating to certain fundamental provisions of the Bear Stearns Subordinated Indenture, which cannot be waived without the consent of the holders of each outstanding security of a series affected, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to that series, waive past defaults under the Bear Stearns Subordinated Indenture and waive compliance with certain provisions of the Bear Stearns Subordinated Indenture, either in a specific instance or generally.

Events of Default. The only events of default under the Bear Stearns Subordinated Indenture with respect to Bear Stearns Subordinated Securities of any series will be (i) certain events in bankruptcy or insolvency, whether voluntary or involuntary, involving Bear Stearns or its receivership or the receivership of substantially all its assets; (ii) default in the deposit of any sinking fund payment; (iii) and default in the performance, or breach, of Bear Stearns’ covenants or warranties, subject to applicable notice requirements and grace periods.

If an event of default with respect to Bear Stearns Subordinated Securities of any series at the time outstanding occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding Bear Stearns Subordinated Securities of that series may declare the principal amount of (or, if any of the Bear Stearns Subordinated Securities of that series are discount securities or indexed securities, the portion of the principal amount of such Bear Stearns Subordinated Securities as may be specified in the terms thereof) and all accrued but unpaid interest on all the Bear Stearns Subordinated Securities of that series to be due and payable immediately, by a written notice to Bear Stearns (and to the trustee, if given by holders), and upon such a declaration the principal amount (or specified amount) and interest of that series shall become immediately due and payable.

The foregoing provision would, in the event of the bankruptcy or insolvency involving Bear Stearns, be subject as to enforcement to the broad equity powers of a federal bankruptcy court and to the determination by that court of the nature and status of the payment claims of the holders of the Bear Stearns Subordinated Securities. At any time after a declaration of acceleration with respect to the Bear Stearns Subordinated Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding Bear Stearns Subordinated Securities of that series may, under certain circumstances, rescind and annul the acceleration and its consequences but only if all Defaults (as defined below) have been remedied, or if permitted, waived, and if certain other conditions have been satisfied.

The following events will be defaults (“Defaults”) under the Bear Stearns Subordinated Indenture with respect to Bear Stearns Subordinated Securities of any series:

(a) an event of default with respect to that series of Bear Stearns Subordinated Securities;

(b) failure to pay principal or premium, if any, on any Bear Stearns Subordinated Securities of that series at maturity, continued for seven days; and

(c) failure to pay any interest, if any, on any Bear Stearns Subordinated Securities of that series when due and payable, continued for 30 days.

If a Default with respect to the Bear Stearns Subordinated Securities of any series occurs and is continuing, the trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Bear Stearns Subordinated Securities of that series and may demand that Bear Stearns pay to it the whole amount then due and payable on such Bear Stearns Subordinated Securities.

The Bear Stearns Subordinated Indenture provides that, subject to the duty of the trustee upon the occurrence of a Default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Bear Stearns Subordinated Indenture at the request or direction of any of the holders of Bear Stearns Subordinated Securities of any series unless the same holders shall have offered to the trustee reasonable indemnity or security against the costs, expenses and liabilities which may be incurred by the trustee in compliance with the request or direction. Subject to certain provisions, the holders of a majority in principal amount of the outstanding Bear Stearns Subordinated Securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, with respect to the Bear Stearns Subordinated Securities of that series.

Concerning the Trustee. Under the Bear Stearns Subordinated Indenture, within 90 days after any default, the trustee will notify you of the default, unless the default is cured or waived.

The trustee may withhold notice of a default (except a default relating to the payment of principal, premium or interest, or any additional amounts related to any debt security or the payment of any sinking fund installment), if the trustee in good faith determines that withholding notice is in your interests.

If a default in the performance or breach of any covenant or warranty in the Bear Stearns Subordinated Indenture or relating to that series occurs and continues for 60 days after written notice has been given to Bear Stearns or the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of a series, the trustee will not give notice to the holders for at least an additional 30 days after such default. Under the Bear Stearns Subordinated Indenture, Bear Stearns is required to deliver to the trustee an annual statement as to Bear Stearns’ fulfillment of all of Bear Stearns’ indenture obligations.

Defeasance. If provided for under the Bear Stearns Subordinated Indenture with respect to Bear Stearns Subordinated Debt Securities of any series that are registered debt securities denominated and payable only in U.S. dollars (except as otherwise provided under the Bear Stearns Subordinated Indenture), Bear Stearns will:

•

be discharged from any and all obligations in respect of the debt securities of that series under the Bear Stearns Subordinated Indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agents and hold moneys for payment in trust) on the 91st day after the applicable conditions described in this paragraph have been satisfied; or

•

not be subject to provisions of the Bear Stearns Subordinated Indenture described above under the subsections entitled “—Limitation on Liens” and “—Merger and Consolidation” with respect to the debt securities of that series;

in each case if Bear Stearns deposits with the trustee, in trust, money or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and premium, if any, and any interest on, the debt securities of that series on the dates such payments are due in accordance with the terms of those debt securities.

To exercise either option, Bear Stearns is required to deliver to the trustee an opinion of counsel to the effect that:

(1) the deposit and related defeasance would not cause the holders of the debt securities of the series being defeased to recognize income, gain or loss for U.S. federal income tax purposes; and

(2) if the debt securities of that series are then listed on the NYSE, the exercise of the option would not result in delisting.

Bear Stearns may specify defeasance provisions with respect to any series of debt securities.

Redemption Upon Certain Tax Events. If indicated below, Bear Stearns Subordinated Securities of the series listed below are redeemable if either of the two following events occur (each, a “tax event”):

(1) if as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, the official position regarding the application or interpretation of such laws, regulations or rulings, which is announced or becomes effective on or after the date of the applicable prospectus supplement relating to the series of Bear Stearns Subordinated Securities, Bear Stearns determines that Bear Stearns will be or will become obligated to pay additional amounts as described below; or

(2) if any act is taken by a taxing authority of the United States on or after the date of the applicable prospectus supplement relating to the series of Bear Stearns Subordinated Securities, whether such act is taken with respect to Bear Stearns or any affiliate, that results in a substantial probability that Bear Stearns will or may be required to pay such additional amounts;

then Bear Stearns may, at its option, redeem, as a whole, but not in part, the Bear Stearns Subordinated Securities on any interest payment date on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that Bear Stearns determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the Bear Stearns Subordinated Securities.

Payment of Additional Amounts. This section entitled “—Payment of Additional Amounts” only applies to series of Bear Stearns Subordinated Securities as identified as being subject to redemption in accordance with the procedure under the heading “—Redemption Upon Certain Tax Events” above. Subject to the various exceptions and limitations set forth below, Bear Stearns will pay as additional interest or principal, as the case may be, on the Bear Stearns Subordinated Securities, all such additional amounts that are necessary in order that the net payment by Bear Stearns or a paying agent of the principal of and interest on the Bear Stearns Subordinated Securities to a person that is not a US Holder, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment and as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, the official position regarding the application or interpretation of such laws, regulations or rulings, which is announced or becomes effective on or after the closing date of the debt securities, will not be less than the amount provided in the Bear Stearns Subordinated Securities to be then due and payable. However, the obligation to pay additional amounts shall not apply:

(1) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder, if the holder is an estate, trust, partnership or corporation for federal income tax purposes, or a person holding a power over such an estate, trust, partnership or corporation, or a person holding a power over such an estate or trust administered by a fiduciary holder, being considered as:

(a) being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(b) having a current or former connection with the United States, including a connection as a citizen or resident thereof;

(c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;

(d) being or having been a private foundation or other tax-exempt organization;

(e) being or having been a “10-percent shareholder” of Bear Stearns as defined in Section 871(h)(3) of the United States Internal Revenue Code or any successor provision; or

(f) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2) to any holder that is not the sole beneficial owner of the Bear Stearns Subordinated Securities, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such Bear Stearns Subordinated Security, if compliance is required by statute or regulation of the United States or of any political subdivision or taxing authority thereof or therein, or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4) to a tax, assessment or governmental charge that is imposed otherwise than by withholding by Bear Stearns or a paying agent from payments on or in respect of a Bear Stearns Subordinated Security;

(5) to a tax, assessment or governmental charge that is imposed or withheld by reason of the presentation by or on behalf of the beneficial owner of any Bear Stearns Subordinated Security for payment on a date more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

(7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Bear Stearns Subordinated Security, if such payment can be made without such withholding by any other paying agent; or

(8) in the case of any combination of any of the above items;

nor shall additional amounts be paid with respect to any payment on a Bear Stearns Subordinated Security to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner held its interest in the Bear Stearns Subordinated Security directly.

The Bear Stearns Subordinated Securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation that is applicable to them. Except as specifically provided under this heading “—Payment of Additional Amounts” and under the heading “—Redemption Upon Certain Tax Events,” we are not required to make any payments with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

The principal terms of the Bear Stearns Subordinated Securities issued and outstanding on the date of this prospectus are set forth below. Interest on each series listed below accrues at the annual rate indicated in the title of the series and is payable semiannually in arrears on the indicated payment dates to the holders on the preceding record date. The Bear Stearns Subordinated Securities listed below are not redeemable prior to their stated maturity and are not subject to a sinking fund.

Global Notes

5.55% Subordinated Global Notes Due January 22, 2017

•	Principal amount of the series: $1,000,000,000

•	Maturity Date: January 22, 2017

•	Interest payment dates: January 22 and July 22

•	Record dates: January 7 and July 7

•	Issuance dates: November 22, 2006

•	Redemption prior to maturity: Upon a Tax Event

Information Concerning The Trustees

We and some of our affiliates maintain deposits and conduct other banking transactions with The Bank of New York, the trustee under the Bear Stearns Indentures, in the ordinary course of business.

BOOK-ENTRY ISSUANCE

We have issued some series of the various securities as global securities (the “global securities”). We deposited each global security with, or on behalf of, The Depository Trust Company (“DTC”), as depositary, or its nominee and registered it in the name of a nominee of DTC. Except under the limited circumstances described below, global securities are not exchangeable for certificated securities.

Only institutions that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants may own beneficial interests in a global security. DTC will maintain records evidencing ownership of beneficial interests by participants in the global securities and transfers of those ownership interests. Participants maintain records evidencing ownership of beneficial interests in the global securities by persons that hold through those participants and transfers of those ownership interests within those participants. DTC has no knowledge of the actual beneficial owners of the securities. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings from the participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in certificated form. Those laws may impair your ability to transfer beneficial interests in a global security.

DTC has advised us that upon the issuance of a global security and the deposit of that global security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or number of shares represented by that global security to the accounts of its participants.

We will make payments on securities represented by a global security to DTC or its nominee, as the case may be, as the registered owner and holder of the global security representing those securities. DTC has advised us that upon receipt of any payment on a global security, DTC will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in that security, as shown in the records of DTC. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a global security held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements in effect from time to time.

None of JPMorgan Chase, Bear Stearns, the trustees nor any of our respective agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a global security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to those beneficial interests.

A global security is exchangeable for certificated securities registered in the name of a person other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as Depositary for that global security or DTC ceases to be registered under the Securities Exchange Act of 1934;

•	we determine in our discretion that the global security will be exchangeable for certificated securities in registered form; or

•

if applicable to the particular type of security, there has occurred and is continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the securities.

The registrar will register the certificated securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global security. In the case of global debt securities, we will make payment of any principal and interest on the certificated securities and will register transfers and exchanges of those certificated securities at the corporate trust office of the respective transfer agent and registrar in the Borough of Manhattan,

The City of New York. However, we may elect to pay interest by check mailed to the address of the person entitled to that interest payment as of the record date, as shown on the register for the securities.

Except as provided above, as an owner of a beneficial interest in a global security, you will not be entitled to receive physical delivery of securities in certificated form and will not be considered a holder of securities for any purpose under the indentures. No global security will be exchangeable except for another global security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the participant through which you own your interest to exercise any rights of a holder under the global security or the applicable indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take under the securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to take that action, and those participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the clearance and settlement of securities transactions among its participants in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC’s system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Investors may elect to hold interests in securities outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in their accounts. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier and the Luxembourg Central Bank. Clearstream customers are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with the customer.

Distributions with respect to global securities held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Unless otherwise specified with respect to a particular series of global securities, initial settlement for global securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

If the prospectus supplement specifies that interests in the global securities may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC participants on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global securities settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

PLAN OF DISTRIBUTION

This prospectus may be used by affiliates of JPMorgan Chase and Bear Stearns, including J.P. Morgan Securities Inc. and Bear, Stearns and Co. Inc., and in connection with offers and sales related to market-making transactions in the Bear Stearns Debt Securities (including the guarantees of JPMorgan Chase related to the Bear Stearns Debt Securities). These affiliates of JPMorgan Chase and Bear Stearns may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. JPMorgan Chase and Bear Stearns will not receive any of the proceeds of such sales. These affiliates of JPMorgan Chase and Bear Stearns do not have any obligation to make a market in the debt securities of Bear Stearns (including the related guarantees of JPMorgan Chase), and may discontinue their market-making activities at any time with notice, in their sole discretion.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to JPMorgan Chase’s Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and the related financial statement schedule of Bear Stearns, incorporated in this Prospectus by reference from Bear Stearns’ Current Report on Form 8-K dated April 11, 2008, and the effectiveness of Bear Stearns’ internal control over financial reporting, incorporated by reference from Bear Stearns’ Annual Report on Form 10-K for the year ended November 30, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express unqualified opinions on the consolidated financial statements and the financial statement schedule and include explanatory paragraphs referring to substantial doubt about Bear Stearns’ ability to continue as a going concern, and the adoption of Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Instruments, an amendment of FASB Statements No. 133 and 140” and Statement of Financial Accounting Standards No. 157, “Fair Value Measurements”, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information of Bear Stearns for the three-month periods ended February 29, 2008 and February 28, 2007, which is incorporated herein by reference from Bear Stearns’ Quarterly Report on Form 10-Q for the quarter ended February 29, 2008, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report incorporated herein by reference from Bear Stearns’ Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 2008, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

LEGAL OPINIONS

Cadwalader, Wickersham & Taft LLP has provided an opinion regarding the validity of the Bear Stearns Debt Securities. Neila Radin, Esq. has provided an opinion regarding the validity of JPMorgan Chase’s guarantee of the Bear Stearns Debt Securities.

PROSPECTUS SUPPLEMENT

Debt Securities of

THE BEAR STEARNS COMPANIES INC.

fully and unconditionally guaranteed by

JPMORGAN CHASE & CO.

Affiliates of JPMorgan Chase & Co. and The Bear Stearns Companies Inc., including J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc., may use this prospectus supplement and any related pricing supplement, prospectus supplement or prospectus in connection with offers and sales in the secondary market of the Securities (as defined herein) and the accompanying guarantee. These affiliates may act as principal or agent in those transactions. Secondary market sales made by them will be made at prices related to prevailing market prices at the time of sale. The Securities were originally offered pursuant to the prospectuses, as supplemented, as referenced under the caption “The Securities” below.

THE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR ANY RELATED PRICING SUPPLEMENT, PROSPECTUS SUPPLEMENT OR PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IN MAKING YOUR INVESTMENT DECISION, YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND ANY RELATED PRICING SUPPLEMENT, PROSPECTUS SUPPLEMENT OR PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION.

WE ARE OFFERING TO SELL THESE SECURITIES ONLY IN PLACES WHERE SALES ARE PERMITTED.

The date of this Prospectus Supplement is July 1, 2008.

THE SECURITIES

This prospectus supplement supplements each prospectus, as supplemented, relating to the following debt securities of The Bear Stearns Companies Inc. (the “Securities”):

Issued pursuant to Registration Statement No. 333-136666: the $3,300,000 Medium-Term Notes, Series B, Linked to the Performance of the Dow Jones-AIG Commodities IndexSM, Due August 28, 2008, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated August 23, 2006; $8,060,000 Principal Protected 1.30% Coupon Notes Linked to the Dow Jones—AIG Commodity IndexSM, Due August 31, 2011, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated August 29, 2006; $38,500,000 Medium-Term Notes, Linked to the Performance of the U.S. Adagio Strategy Index Due October 14, 2011, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated October 10, 2006; $3,250,000 Accelerated Market Participation Securities Linked to the ISE-CCM Homeland Security Index, Due May 22, 2008, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated November 17, 2006; $24,000,000 Medium-Term Notes, Linked to the Performance of the U.S. Adagio Strategy Index Due December 28, 2011, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated December 28, 2006; $2,500,000 100% Principal Protected Notes, Linked to a Basket of B.R.I.C. Currencies Against the U.S. Dollar Due December 22, 2008, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated December 6, 2006; $6,250,000 Principal Protected Notes, Linked to the Strengthening of the Brazilian Real, Russian Ruble, Indian Rupee and Chinese Yuan Exchange Rates against the U.S. Dollar, Due January 29, 2009, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated January 29, 2007; $2,500,000 3 Year Medium-Term Notes, Linked to the Outperformance of the ISE SINdex® Index Relative to the Standard and Poor’s S&P 500®, Due January 29, 2010, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated January 31, 2007; $14,000,000 Medium-Term Notes, Accelerated Market Participation Securities Linked to the Performance of the U.S. Adagio Strategy Index Due February 26, 2010, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated February 23, 2007; $3,000,000 3 Year Medium-Term Notes, Linked to the Outperformance of the Russell 1000® Growth Index Relative to the Russell 1000® Value Index Due January 31, 2010, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated January 30, 2007; $1,036,000 Medium-Term Notes, Linked to the Performance of the S&P MidCap 400® Index Due January 30, 2011, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated January 30, 2007; $1,125,000 Medium-Term Notes, Linked to the Performance of the Russell 2000® Index Due January 30, 2011, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated January 30, 2007; $2,000,000 Accelerated Market Participation Securities Linked to the PHLX Oil Service SectorSM Index, Due September 5, 2008, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated March 2, 2007; $4,744,000 Accelerated Market Participation Securities Linked to the PHLX Oil Service SectorSM Index, Due August 27, 2008, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated February 22, 2007; $6,300,000 Medium-Term Notes, Linked to a Portfolio of Assets Due October 18, 2012, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated April 13, 2007; $10,400,000 Medium-Term Notes, Linked to a Portfolio of Indices and Index Funds Due May 11, 2012, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated May 9, 2007; $33,000,000 Accelerated Market Participation Securities Linked to the Nikkei 225SM, Due November 28, 2008, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated May 29, 2007; $25,003,000 Medium-Term Notes, Linked to an Equity Index Portfolio Due June 27, 2011, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated

June 22, 2007; $6,200,000 Strategic Upside Market Mitigating Index Term Securities (“SUMMITS”) Linked to a Portfolio of Indices, due June 30, 2011, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated June 27, 2007; $2,000,000 Medium-Term Notes, Linked to an Equity Index Portfolio Due January 6, 2011, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated June 29, 2007; $765,000 Reverse Convertible Notes 14.00% Coupon Per Annum, Due July 7, 2008 Linked to the American Depositary Receipts of Companhia Vale do Rio Doce Reverse Convertible Notes, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and July 2, 2007; $1,500,000 17-Month 100% Principal Protected “Bronze Medal” Notes Linked to the S&P 500® Index, the Dow Jones EURO STOXX 50® Index, or the Nikkei 225 Index Due December 31, 2008, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated July 31, 2007; $1,400,000 Medium-Term Notes, Series B, Linked to the Standard and Poor’s 500 Index® Due March 5, 2009, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated August 31, 2007; $2,750,000 Reverse Convertible Notes 4.25% Coupon Per Annum, Due September 29, 2008 Linked to the Common Stock of ArvinMeritor, Inc., issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated September 24, 2007; $1,588,000 Medium-Term Notes, Series B Linked to the Standard and Poor’s 500® Index, due May 15, 2009, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated November 15, 2007; $2,000,000 Accelerated Market Participation Securities (“AMPS”) Linked to a Portfolio of Indices, due October 26, 2009, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated October 24, 2007; $4,500,000 Accelerated Market Participation Securities (“AMPS”) Linked to a Basket of Five International Equity Indices Concentrated in the Pacific Rim, due April 27, 2009, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated October 25, 2007; $1,463,000 Medium-Term Notes, Series B, Linked to a Portfolio of Indices Due November 2, 2012, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated November 2, 2007; $7,000,000 Principal Protected Leveraged Lookback Notes, Linked to the Strengthening of the Brazilian Real, Russian Ruble, Indian Rupee and Chinese Yuan Exchange Rates against the U.S. Dollar, Due November 30, 2009, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated November 30, 2007; $2,500,000 Medium-Term Notes, Series B Accelerated Market Participation Securities (“AMPS”) Linked to the Philadelphia Housing SectorSM Index, due January 15, 2010, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated January 15, 2008; $1,900,000 Principal Protected Leveraged Lookback Notes, Linked to the Strengthening of the Brazilian Real, Russian Ruble, Indian Rupee and Chinese Yuan Exchange Rates against the U.S. Dollar, Due November 27, 2009, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated November 26, 2007; $4,000,000 Medium-Term Notes, Series B Linked to the Standard and Poor’s 500® Index, due January 8, 2009, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated December 6, 2007; $7,000,000 Medium-Term Notes, Linked to a Portfolio of Indices Due August 2, 2011, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated January 31, 2008; $200,000 Principal Protected Notes, Linked to the Strengthening of the Singapore Dollar, South Korean Won, New Taiwan Dollar, Malaysian Ringgit, and Indonesian Rupiah Exchange Rates against the U.S. Dollar, Due February 2, 2010, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated January 31, 2008; $2,400,000 Principal Protected Notes, Linked to the Strengthening of the Brazilian Real, Russian Ruble, Indian Rupee and Chinese Yuan Exchange Rates against the U.S. Dollar, Due February 2, 2010, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated January 31, 2008; $3,000,000 Medium-Term Notes, Series B, Linked to the Standard and Poor’s 500® Index Due January 15, 2009, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated January 15, 2008; $8,000,000 Medium-Term Notes, Series B, Linked to the Standard and Poor’s 500® Index Due February 2, 2009, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated

August 16, 2006 and Pricing Supplement dated January 31, 2008; $2,200,000 Reverse Convertible Notes 12.25% Coupon Per Annum, Due February 24, 2009 Linked to the Common Stock of Novartis AG, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated February 19, 2008; $5,000,000 Medium-Term Notes, Linked to a Portfolio of Indices Due February 29, 2012, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated February 29, 2008; $2,000,000 Medium-Term Notes, Linked to a Portfolio of Indices Due August 29, 2013, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated February 29, 2008; $10,400,000 Medium-Term Notes, Series B, Linked to the Standard and Poor’s 500® Index Due March 3, 2009, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated February 29, 2008; $5,700,000 Principal Protected Notes, Linked to the Strengthening of the Brazilian Real, Russian Ruble, Indian Rupee and Chinese Yuan Exchange Rates against the U.S. Dollar, Due March 4, 2010, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated February 29, 2008; $3,000,000 Medium-Term Notes, Series B Accelerated Market Participation Securities (“AMPS”) Linked to the Standard and Poor’s 500® Index, due March 13, 2009, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated February 12, 2008; $200,000,000 BearLinxSM Alerian MLP Select Index ETN, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated December 14, 2007; $140,000 18-Month Range Bound Notes Linked to the common stock of a single Reference Issuer, due August 27, 2009, Linked to CAT, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated February 27, 2008; $300,000 18-Month Range Bound Notes Linked to the common stock of a single Reference Issuer, due August 27, 2009, Linked to XOM, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated February 27, 2008; $500,000 18-Month Range Bound Notes Linked to the common stock of a single Reference Issuer, due August 27, 2009, Linked to GM, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated February 27, 2008; $120,000 18-Month Range Bound Notes Linked to the common stock of a single Reference Issuer, due August 27, 2009, Linked to JPM, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated February 27, 2008; $120,000 18-Month Range Bound Notes Linked to the common stock of a single Reference Issuer, due August 27, 2009, Linked to TGT, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated February 27, 2008; $2,410,000 Accelerated Market Participation Securities Linked to the Nikkei 225SM, due January 11, 2010, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated March 11, 2008; $4,252,000 Accelerated Market Participation Securities (“AMPS”) Linked to the Nikkei 225SM Index, due January 19, 2010, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated March 19, 2008; $730,000 Reverse Convertible Notes 10.25% Coupon Per Annum, Due June 12, 2008 Linked to the Class A Common Stock of Google Inc., issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated June 12, 2007; $3,250,000 Reverse Convertible Notes 12.25% Coupon Per Annum, Due June 19, 2008 Linked to the Class B Common Stock of Freeport-McMoRan Copper & Gold Inc., issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated June 14, 2007; $2,100,000 Reverse Convertible Notes 18.00% Coupon Per Annum, Due July 31, 2008 Linked to the Common Stock of Apple Inc., issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated January 29, 2008; $1,000,000 Reverse Convertible Notes 25.00% Coupon Per Annum, Due September 2, 2008 Linked to the American Depositary Shares of Elan Corporation, plc, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated February 27, 2008; $1,100,000 Reverse Convertible Notes 18.00% Coupon Per Annum, Due September 2, 2008 Linked to the Common Stock of Celgene Corporation, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated February 27, 2008; $750,000 Reverse Convertible Notes 14.25% Coupon Per Annum, Due September 11, 2008 Linked to the Common Stock of Intel Corporation, issued pursuant to the Prospectus dated August 16, 2006, Prospectus

Supplement dated August 16, 2006 and Pricing Supplement dated March 7, 2008; $750,000 Reverse Convertible Notes 17.80% Coupon Per Annum, Due September 11, 2008 Linked to the Common Stock of JPMorgan Chase & Co., issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated March 7, 2008; $500,000 Reverse Convertible Notes 13.60% Coupon Per Annum, Due October 2, 2008 Linked to the American Depositary Shares of América Móvil, S.A.B. de C.V., issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated September 27, 2007; $1,280,000 Reverse Convertible Notes 16.00% Coupon Per Annum, Due October 27, 2008 Linked to the American Depositary Shares of China Mobile Limited, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated October 23, 2007; $550,000 Reverse Convertible Notes 10.50% Coupon Per Annum, Due January 23, 2009 Linked to the Common Stock of Caterpillar Inc., issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated January 17, 2008; $3,800,000 Reverse Convertible Notes 14.25% Coupon Per Annum, Due January 23, 2009 Linked to the Common Stock of The Goldman Sachs Group, Inc., issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated January 17, 2008; $920,000 Reverse Convertible Notes 18.40% Coupon Per Annum, Due January 26, 2009 Linked to the Common Stock of Monsanto Company, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated January 18, 2008; $1,480,000 Reverse Convertible Notes 19.25% Coupon Per Annum, Due January 26, 2009 Linked to the Common Stock of Apple Inc., issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated January 18, 2008; $5,100,000 Medium-Term Notes, Series B, Linked to the Standard and Poor’s 500® Index Due February 20, 2009, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated February 21, 2008; $1,750,000 Reverse Convertible Notes 14.30% Coupon Per Annum, Due February 23, 2009 Linked to the Common Stock of Citigroup Inc., issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated February 15, 2008; $745,000 Reverse Convertible Notes 13.75% Coupon Per Annum, Due March 5, 2009 Linked to the Class A Common Stock of MasterCard Incorporated, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated February 29, 2008; $3,500,000 Reverse Convertible Notes 18.50% Coupon Per Annum, Due March 5, 2009 Linked to the Common Stock of Research in Motion Limited, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated February 29, 2008; and $5,400,000 Medium-Term Notes, Series B, Linked to the Standard and Poor’s 500® Index Due March 5, 2009, issued pursuant to the Prospectus dated August 16, 2006, Prospectus Supplement dated August 16, 2006 and Pricing Supplement dated March 5, 2008;

Issued pursuant to Registration Statement No. 333-121744: the $2,711,000 Principal Protected 2.00% Coupon Notes Linked to the S&P 500® Index Due September 30, 2010, issued pursuant to the Prospectus dated February 2, 2005, Prospectus Supplement dated February 2, 2005 and Pricing Supplement dated March 28, 2005; $11,725,000 3 Year Notes Linked to the Dow Jones—AIG Commodity Index Due April 30, 2008, issued pursuant to the Prospectus dated February 2, 2005, Prospectus Supplement dated February 2, 2005 and Pricing Supplement dated April 28, 2005; $7,300,000 Strategic Upside Market Mitigating Index Term Securities Linked to the Dow Jones Industrial AverageSM Due June 15, 2011, issued pursuant to the Prospectus dated February 2, 2005, Prospectus Supplement dated February 2, 2005 and Pricing Supplement dated June 10, 2005; $13,000,000 Principal Protected Notes Linked to the PHLX Housing Sector IndexSM Due December 31, 2009, issued pursuant to the Prospectus dated February 2, 2005, Prospectus Supplement dated February 2, 2005 and Pricing Supplement dated July 27, 2005; $11,038,000 95% Principal Protected Notes Linked to the PHLX Housing Sector IndexSM; 95% Principal Protected Notes Due October 7, 2008, issued pursuant to the Prospectus dated February 2, 2005, Prospectus Supplement dated February 2, 200 and Pricing Supplement dated September 30, 2005; $8,615,000 Principal Protected Notes Linked to the PHLX Housing Sector IndexSM Due November 7, 2008, issued pursuant to the Prospectus dated February 2, 2005, Prospectus Supplement dated February 2, 2005 and Pricing Supplement dated October 31, 2005; $15,600,000 Principal Protected Notes Linked to a Basket of Commodities, Potential 2.50% Semi-Annual Coupon, which is 5.00% Annualized Coupon, Due July 29, 2011, issued pursuant to the Prospectus dated February 2, 2005, Prospectus Supplement dated February 2, 2005 and Pricing Supplement dated January 26, 2006; $2,500,000 Medium-Term Notes, Series B Linked to the Composite Performance of the SGX CNX Nifty Index Futures Contract, Due July 6, 2009, issued pursuant to the Prospectus dated February 2, 2005, Prospectus Supplement dated February 2, 2005 and Pricing Supplement dated June 29, 2006; $10,000,000 Medium-Term Notes, Series B Linked to the Composite Performance of the SGX CNX Nifty Index Futures Contract, Due July 6, 2009, issued pursuant to the Prospectus dated February 2, 2005, Prospectus Supplement dated February 2, 2005 and Pricing Supplement dated June 29, 2006; and $21,000,000 Medium-Term Notes, Linked to a Basket of Three International Equity Indices Due August 2, 2010, issued pursuant to the Prospectus dated February 2, 2005, Prospectus Supplement dated February 2, 2005 and Pricing Supplement dated July 28, 2006;

Issued pursuant to Registration Statement No. 333-109793: the $13,009,000 Principal Protected Notes Linked to the S&P 500® Index Due November 30, 2009, issued pursuant to the Prospectus dated November 17, 2003, Prospectus Supplement dated November 17, 2003 and Pricing Supplement dated May 25, 2004; $25,474,000 Strategic Upside Market Mitigating Index Term Securities Linked to the Dow Jones Industrial AverageSM Due May 5, 2010, issued pursuant to the Prospectus dated November 17, 2003, Prospectus Supplement dated November 17, 2003 and Pricing Supplement dated October 29, 2004; $11,053,000 Strategic Upside Market Mitigating Index Term Securities, Linked to the Dow Jones Industrial AverageSM Due November 24, 2010, issued pursuant to the Prospectus dated November 17, 2003, Prospectus Supplement dated November 17, 2003 and Pricing Supplement dated November 18, 2004; $31,975,000 Principal Protected Notes Linked to the Price Performance of the Nasdaq-100® Index Due December 22, 2009, issued pursuant to the Prospectus dated November 17, 2003, Prospectus Supplement dated November 17, 2003 and Pricing Supplement dated December 17, 2003; and $34,363,000 Principal Protected Notes Linked to the Dow Jones Industrial AverageSM Due March 23, 2011, issued pursuant to the Prospectus dated November 17, 2003, Prospectus Supplement dated November 17, 2003 and Pricing Supplement dated March 18, 2004; and issued pursuant to Registration Statement No. 333-104455: the $36,834,000 Principal Protected Notes Linked to the S&P 500® Index Due October 1, 2008, issued pursuant to the Prospectus dated April 24, 2003, Prospectus Supplement dated April 24, 2003 and Pricing Supplement dated September 25, 2003; and $14,000,000 Medium-Term Notes, Series B, issued pursuant to the Prospectus dated April 24, 2003, Prospectus Supplement dated April 24, 2003 and Pricing Supplement dated April 28, 2003.

WHERE YOU CAN FIND MORE INFORMATION

ABOUT JPMORGAN CHASE & CO.

JPMorgan Chase & Co. files annual, quarterly and current reports, proxy statements and other information with the SEC. JPMorgan Chase & Co.’s SEC filings are available to the public on the website maintained by the SEC at http://www.sec.gov. JPMorgan Chase & Co.’s filings can also be inspected and printed or copied, for a fee, at the SEC’s Office of Public Reference, 100 F Street N.E., Washington, D.C. 20549, or you can contact that office by phone: (800) SEC-0330, fax: (202) 772-9295. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC allows JPMorgan Chase & Co. to “incorporate by reference” into this prospectus the information in documents it files with the SEC, which means that JPMorgan Chase & Co. can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that JPMorgan Chase & Co. files with the SEC will update and supersede this information.

JPMorgan Chase & Co. incorporates by reference (i) the documents listed below and (ii) any future filings it makes with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until its offering is completed, other than, in each case, those documents or the portions of those documents which are furnished and not filed:

(a) JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2007;

(b) JPMorgan Chase & Co.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

(c) JPMorgan Chase & Co.’s Current Reports on Form 8-K filed on January 2, 2008, January 8, 2008, January 9, 2008, January 11, 2008, January 14, 2008, January 15, 2008, January 16, 2008, January 16, 2008, January 22, 2008, January 22, 2008, January 23, 2008, January 24, 2008, January 25, 2008, January 28, 2008, January 29, 2008, January 31, 2008, January 31, 2008, February 1, 2008, February 4, 2008, February 5, 2008, February 6, 2008, February 7, 2008, February 8, 2008, February 11, 2008, February 12, 2008, February 14, 2008, February 15, 2008, February 19, 2008, February 20, 2008, February 21, 2008, February 25, 2008, February 26, 2008, February 27, 2008, February 28, 2008, February 29, 2008, February 29, 2008, March 3, 2008, March 4, 2008, March 6, 2008, March 10, 2008, March 11, 2008, March 11, 2008, March 12, 2008, March 13, 2008, March 14, 2008, March 14, 2008, March 17, 2008, March 18, 2008, March 18, 2008, March 19, 2008, March 20, 2008, March 21, 2008, March 24, 2008, March 24, 2008, March 25, 2008, March 27, 2008, March 28, 2008, March 28, 2008, March 28, 2008, March 31, 2008, March 31, 2008, April 1, 2008, April 4, 2008, April 7, 2008, April 8, 2008, April 11, 2008, April 14, 2008, April 15, 2008, April 16, 2008, April 17, 2008, April 21, 2008, April 22, 2008, April 23, 2008, April 23, 2008, April 24, 2008, April 24, 2008, April 25, 2008, April 25, 2008, April 28, 2008, April 29, 2008, May 1, 2008, May 6, 2008 (filed on Form 8-K/A), May 6, 2008, May 6, 2008, May 7, 2008, May 7, 2008, May 8, 2008, May 8, 2008, May 9, 2008, May 13, 2008, May 13, 2008, May 16, 2008, May 16, 2008, May 19, 2008, May 20, 2008, May 21, 2008, May 21, 2008, May 22, 2008, May 23, 2008, May 23, 2008, May 28, 2008, May 29, 2008, May 29, 2008, May 30, 2008, May 30, 2008, June 2, 2008, June 3, 2008, June 5, 2008, June 5, 2008, June 5, 2008, June 6, 2008, June 6, 2008 (filed on Form 8-K/A), June 10, 2008, June 12, 2008, June 12, 2008, June 13, 2008, June 16, 2008, June 17, 2008, June 17, 2007, June 19, 2008, June 20, 2008, June 20, 2008, June 23, 2008, June 23, 2008, June 26, 2008, June 26, 2008, June 27, 2008, June 27, 2008, June 30, 2008 and June 30, 2008 (filed on Form 8-K/A).

You may request a copy of these filings, at no cost, by writing to or telephoning JPMorgan Chase & Co. at the following address:

Office of the Secretary

JPMorgan Chase & Co.

270 Park Avenue

New York, NY 10017

212-270-4040

THE BEAR STEARNS COMPANIES INC.

On May 30, 2008, a wholly-owned subsidiary of JPMorgan Chase & Co. (“JPMorgan Chase”) merged with and into The Bear Stearns Companies Inc. (“Bear Stearns”), with Bear Stearns continuing as the surviving corporation and a subsidiary of JPMorgan Chase.

JPMORGAN CHASE & CO.

JPMorgan Chase, a financial holding company incorporated under the laws of the State of Delaware in 1968, is a leading global financial services firm and one of the largest banking institutions in the United States, with approximately $1.6 trillion in assets and $125.6 billion in stockholders’ equity as of March 31, 2008 and operations worldwide.

The bank and non-bank subsidiaries of JPMorgan Chase operate in the United States as well as through overseas branches and subsidiaries, representative offices and affiliated banks. JPMorgan Chase depends on the dividends, distributions and other payments from its subsidiaries to fund its operations.

The headquarters for JPMorgan Chase is in New York City. The retail banking business, which includes consumer banking, small business banking and consumer lending activities (with the exception of the credit card business), is headquartered in Chicago. Chicago also serves as the headquarters for the commercial banking business.

JPMorgan Chase’s activities are organized, for management reporting purposes, into six business segments and a Corporate segment. A description of these segments and the products and services they provide to their respective client bases, follows.

Investment Bank

JPMorgan Chase is one of the world’s leading investment banks, with deep client relationships and broad product capabilities. The Investment Bank’s clients are corporations, financial institutions, governments and institutional investors. The Firm offers a full range of investment banking products and services in all major capital markets, including advising on corporate strategy and structure, capital raising in equity and debt markets, sophisticated risk management, market-making in cash securities and derivative instruments and research. The Investment Bank (“IB”) also commits the Firm’s own capital to proprietary investing and trading activities.

Retail Financial Services

Retail Financial Services (“RFS”), which includes the Regional Banking, Mortgage Banking and Auto Finance reporting segments, serves consumers and businesses through bank branches, ATMs, online banking and telephone banking. Customers can use more than 3,100 bank branches, 9,200 ATMs and 300 mortgage offices. More than 13,900 branch salespeople assist customers with checking and savings accounts, mortgages, home equity and business loans and investments across the 17-state footprint from New York to Arizona. Consumers also can obtain loans through more than 14,300 auto dealerships and 5,200 schools and universities nationwide.

Card Services

With more than 156 million cards in circulation and more than $150 billion in managed loans, Card Services (“CS”) is one of the nation’s largest credit card issuers. Customers used Chase cards to meet more than $85 billion worth of their spending needs in the three months ended March 31, 2008.

With hundreds of partnerships, Chase has a market leadership position in building loyalty programs with many of the world’s most respected brands.

Chase Paymentech Solutions, LLC, a joint venture between JPMorgan Chase and First Data Corporation, is a processor of MasterCard and Visa payments, which handled more than 5 billion transactions in the three months ended March 31, 2008.

Commercial Banking

Commercial Banking (“CB”) serves more than 30,000 clients nationally, including corporations, municipalities, financial institutions and not-for-profit entities with annual revenue generally ranging from $10 million to $2 billion. CB delivers extensive industry knowledge, local expertise and a dedicated service model. In partnership with the Firm’s other businesses, it provides comprehensive solutions including lending, treasury services, investment banking and asset management to meet its clients’ domestic and international financial needs.

Treasury & Securities Services

Treasury & Securities Services (“TSS”) is a global leader in transaction, investment and information services. TSS is one of the world’s largest cash management providers and a leading global custodian. Treasury Services (“TS”) provides cash management, trade, wholesale card and liquidity products and services to small and mid-sized companies, multinational corporations, financial institutions and government entities. TS partners with the Commercial Banking, Retail Financial Services and Asset Management businesses to serve clients firmwide. As a result, certain TS revenue is included in other segments’ results. Worldwide Securities Services (“WSS”) holds, values, clears and services securities, cash and alternative investments for investors and broker-dealers, and manages depositary receipt programs globally.

Asset Management

With assets under supervision of $1.6 trillion, Asset Management (“AM”) is a global leader in investment and wealth management. AM clients include institutions, retail investors and high-net-worth individuals in major markets throughout the world. AM offers global investment management in equities, fixed income, real estate, hedge funds, private equity and liquidity, including both money market instruments and bank deposits. AM also provides trust and estate and banking services to high-net-worth clients, and retirement services for corporations and individuals. The majority of AM’s client assets are in actively managed portfolios.

Corporate/Private Equity

The Corporate/Private Equity Sector is comprised of Private Equity, Treasury, corporate staff units and expenses that are centrally managed.

The principal executive office of JPMorgan Chase is located at 270 Park Avenue, New York New York 10017-2070, U.S.A. and its telephone number is (212) 270-6000.

GUARANTEE OF JPMORGAN CHASE & CO.

Pursuant to a supplemental indenture to the Indenture (as defined below), JPMorgan Chase has fully and unconditionally guaranteed the timely and complete payment when due, whether by acceleration or otherwise, of all obligations and liabilities, whether now in existence or hereafter arising, of Bear Stearns with respect to the Securities. The guarantee is irrevocable and absolute and is a guarantee of payment and not of collection. The guarantee shall remain in full force and effect until the earliest to occur of (i) complete payment of all liabilities and obligations of Bear Stearns in its capacity as issuer of the Securities, (ii) none of the Securities remains outstanding or (iii) the express assumption by JPMorgan Chase of the due and punctual payment of the principal of (and premium, if any), any interest on, and any additional amounts payable pursuant to the indenture between Bear Stearns and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as trustee (as amended, supplemented or modified from time to time, the “Indenture”) with respect to, all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by Bear Stearns. This summary of the guarantee is not complete. You should refer to the supplemental indenture, dated effective as of June 30, 2008, to the Indenture, a copy of which is an exhibit to the registration statement with which this prospectus supplement is filed.

PLAN OF DISTRIBUTION

This prospectus may be used by affiliates of JPMorgan Chase and Bear Stearns, including J.P. Morgan Securities Inc. and Bear, Stearns and Co. Inc., and in connection with offers and sales related to market-making transactions in the Securities (including the related guarantees of JPMorgan Chase). These affiliates of JPMorgan Chase and Bear Stearns may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. JPMorgan Chase and Bear Stearns will not receive any of the proceeds of such sales. These affiliates of JPMorgan Chase and Bear Stearns do not have any obligation to make a market in the Securities (including the related guarantees of JPMorgan Chase) and may discontinue their market-making activities at any time with notice, in their sole discretion.

EXPERTS

        The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to JPMorgan Chase’s Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and the related financial statement schedule of Bear Stearns, incorporated in this Prospectus by reference from Bear Stearns’ Current Report on Form 8-K dated April 11, 2008, and the effectiveness of Bear Stearns’ internal control over financial reporting, incorporated by reference from Bear Stearns’ Annual Report on Form 10-K for the year ended November 30, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express unqualified opinions on the consolidated financial statements and the financial statement schedule and include explanatory paragraphs referring to substantial doubt about Bear Stearns’ ability to continue as a going concern, and the adoption of Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Instruments, an amendment of FASB Statements No. 133 and 140” and Statement of Financial Accounting Standards No. 157, “Fair Value Measurements”, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information of Bear Stearns for the three-month periods ended February 29, 2008 and February 28, 2007, which is incorporated herein by reference from Bear Stearns’ Quarterly Report on Form 10-Q for the quarter ended February 29, 2008, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report incorporated herein by reference from Bear Stearns’ Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 2008, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

LEGAL OPINIONS

Neila Radin, Esq. has provided an opinion regarding the validity of JPMorgan Chase’s guarantee of the Securities.

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 2, 1998 and Prospectus Supplement dated May 3, 2001)

10,000,000 Shares

BEAR STEARNS CAPITAL TRUST III

7.80% Trust Issued Preferred Securities

(Liquidation amount $25 per Preferred Security)

guaranteed to the extent set forth herein by

The Bear Stearns Companies Inc.

and the abovementioned guarantee being guaranteed to the extent set forth herein by

JPMORGAN CHASE & CO.

Affiliates of The Bear Stearns Companies Inc. and JPMorgan Chase & Co. including J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc., may use this prospectus supplement and any related pricing supplement, prospectus supplement or prospectus in connection with offers and sales in the secondary market of the 7.80% Trust Issued Preferred Securities (the “Preferred Securities”), the related guarantee (the “Guarantee”) and JPMorgan Chase & Co.’s guarantees of the 7.80% Junior Subordinated Deferrable Interest Debentures and of the Guarantee. These affiliates may act as principal or agent in those transactions. Secondary market sales made by them will be made at prices related to prevailing market prices at the time of sale. The Preferred Securities and the Guarantee were originally offered pursuant to the Prospectus dated December 2, 1998 and the Prospectus Supplement dated May 3, 2001.

THE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE RELATED PROSPECTUS SUPPLEMENT OR PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IN MAKING YOUR INVESTMENT DECISION, YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS SUPPLEMENT AND PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION.

WE ARE OFFERING TO SELL THESE SECURITIES ONLY IN PLACES WHERE SALES ARE PERMITTED.

The date of this Prospectus Supplement is July 1, 2008.

WHERE YOU CAN FIND MORE INFORMATION

ABOUT JPMORGAN CHASE & CO.

JPMorgan Chase & Co. files annual, quarterly and current reports, proxy statements and other information with the SEC. JPMorgan Chase & Co.’s SEC filings are available to the public on the website maintained by the SEC at http://www.sec.gov. JPMorgan Chase & Co.’s filings can also be inspected and printed or copied, for a fee, at the SEC’s Office of Public Reference, 100 F Street N.E., Washington, D.C. 20549, or you can contact that office by phone: (800) SEC-0330, fax: (202) 772-9295. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC allows JPMorgan Chase & Co. to “incorporate by reference” into this prospectus the information in documents it files with the SEC, which means that JPMorgan Chase & Co. can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that JPMorgan Chase & Co. files with the SEC will update and supersede this information.

JPMorgan Chase & Co. incorporates by reference (i) the documents listed below and (ii) any future filings it makes with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until its offering is completed, other than, in each case, those documents or the portions of those documents which are furnished and not filed:

(a) JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2007;

(b) JPMorgan Chase & Co.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

(c) JPMorgan Chase & Co.’s Current Reports on Form 8-K filed on January 2, 2008, January 8, 2008, January 9, 2008, January 11, 2008, January 14, 2008, January 15, 2008, January 16, 2008, January 16, 2008, January 22, 2008, January 22, 2008, January 23, 2008, January 24, 2008, January 25, 2008, January 28, 2008, January 29, 2008, January 31, 2008, January 31, 2008, February 1, 2008, February 4, 2008, February 5, 2008, February 6, 2008, February 7, 2008, February 8, 2008, February 11, 2008, February 12, 2008, February 14, 2008, February 15, 2008, February 19, 2008, February 20, 2008, February 21, 2008, February 25, 2008, February 26, 2008, February 27, 2008, February 28, 2008, February 29, 2008, February 29, 2008, March 3, 2008, March 4, 2008, March 6, 2008, March 10, 2008, March 11, 2008, March 11, 2008, March 12, 2008, March 13, 2008, March 14, 2008, March 14, 2008, March 17, 2008, March 18, 2008, March 18, 2008, March 19, 2008, March 20, 2008, March 21, 2008, March 24, 2008, March 24, 2008, March 25, 2008, March 27, 2008, March 28, 2008, March 28, 2008, March 28, 2008, March 31, 2008, March 31, 2008, April 1, 2008, April 4, 2008, April 7, 2008, April 8, 2008, April 11, 2008, April 14, 2008, April 15, 2008, April 16, 2008, April 17, 2008, April 21, 2008, April 22, 2008, April 23, 2008, April 23, 2008, April 24, 2008, April 24, 2008, April 25, 2008, April 25, 2008, April 28, 2008, April 29, 2008, May 1, 2008, May 6, 2008 (filed on Form 8-K/A), May 6, 2008, May 6, 2008, May 7, 2008, May 7, 2008, May 8, 2008, May 8, 2008, May 9, 2008, May 13, 2008, May 13, 2008, May 16, 2008, May 16, 2008, May 19, 2008, May 20, 2008, May 21, 2008, May 21, 2008, May 22, 2008, May 23, 2008, May 23, 2008, May 28, 2008, May 29, 2008, May 29, 2008, May 30, 2008, May 30, 2008, June 2, 2008, June 3, 2008, June 5, 2008, June 5, 2008, June 5, 2008, June 6, 2008, June 6, 2008 (filed on Form 8-K/A), June 10, 2008, June 12, 2008, June 12, 2008, June 13, 2008, June 16, 2008, June 17, 2008, June 17, 2007, June 19, 2008, June 20, 2008, June 20, 2008, June 23, 2008, June 23, 2008, June 26, 2008, June 26, 2008, June 27, 2008, June 27, 2008, June 30, 2008 and June 30, 2008 (filed on Form 8-K/A).

You may request a copy of these filings, at no cost, by writing to or telephoning JPMorgan Chase & Co. at the following address:

Office of the Secretary

JPMorgan Chase & Co.

270 Park Avenue

New York, NY 10017

212-270-4040

S-2

THE BEAR STEARNS COMPANIES INC.

On May 30, 2008, a wholly-owned subsidiary of JPMorgan Chase & Co. (“JPMorgan Chase”) merged with and into The Bear Stearns Companies Inc. (“Bear Stearns”), with Bear Stearns continuing as the surviving corporation and a subsidiary of JPMorgan Chase.

JPMORGAN CHASE & CO.

JPMorgan Chase, a financial holding company incorporated under the laws of the State of Delaware in 1968, is a leading global financial services firm and one of the largest banking institutions in the United States, with approximately $1.6 trillion in assets and $125.6 billion in stockholders’ equity as of March 31, 2008 and operations worldwide.

The bank and non-bank subsidiaries of JPMorgan Chase operate in the United States as well as through overseas branches and subsidiaries, representative offices and affiliated banks. JPMorgan Chase depends on the dividends, distributions and other payments from its subsidiaries to fund its operations.

The headquarters for JPMorgan Chase is in New York City. The retail banking business, which includes consumer banking, small business banking and consumer lending activities (with the exception of the credit card business), is headquartered in Chicago. Chicago also serves as the headquarters for the commercial banking business.

JPMorgan Chase’s activities are organized, for management reporting purposes, into six business segments and a Corporate segment. A description of these segments and the products and services they provide to their respective client bases, follows.

Investment Bank

JPMorgan Chase is one of the world’s leading investment banks, with deep client relationships and broad product capabilities. The Investment Bank’s clients are corporations, financial institutions, governments and institutional investors. The Firm offers a full range of investment banking products and services in all major capital markets, including advising on corporate strategy and structure, capital raising in equity and debt markets, sophisticated risk management, market-making in cash securities and derivative instruments and research. The Investment Bank (“IB”) also commits the Firm’s own capital to proprietary investing and trading activities.

Retail Financial Services

Retail Financial Services (“RFS”), which includes the Regional Banking, Mortgage Banking and Auto Finance reporting segments, serves consumers and businesses through bank branches, ATMs, online banking and telephone banking. Customers can use more than 3,100 bank branches, 9,200 ATMs and 300 mortgage offices. More than 13,900 branch salespeople assist customers with checking and savings accounts, mortgages, home equity and business loans and investments across the 17-state footprint from New York to Arizona. Consumers also can obtain loans through more than 14,300 auto dealerships and 5,200 schools and universities nationwide.

Card Services

With more than 156 million cards in circulation and more than $150 billion in managed loans, Card Services (“CS”) is one of the nation’s largest credit card issuers. Customers used Chase cards to meet more than $85 billion worth of their spending needs in the three months ended March 31, 2008.

With hundreds of partnerships, Chase has a market leadership position in building loyalty programs with many of the world’s most respected brands.

S-3

Chase Paymentech Solutions, LLC, a joint venture between JPMorgan Chase and First Data Corporation, is a processor of MasterCard and Visa payments, which handled more than 5 billion transactions in the three months ended March 31, 2008.

Commercial Banking

Commercial Banking (“CB”) serves more than 30,000 clients nationally, including corporations, municipalities, financial institutions and not-for-profit entities with annual revenue generally ranging from $10 million to $2 billion. CB delivers extensive industry knowledge, local expertise and a dedicated service model. In partnership with the Firm’s other businesses, it provides comprehensive solutions including lending, treasury services, investment banking and asset management to meet its clients’ domestic and international financial needs.

Treasury & Securities Services

Treasury & Securities Services (“TSS”) is a global leader in transaction, investment and information services. TSS is one of the world’s largest cash management providers and a leading global custodian. Treasury Services (“TS”) provides cash management, trade, wholesale card and liquidity products and services to small and mid-sized companies, multinational corporations, financial institutions and government entities. TS partners with the Commercial Banking, Retail Financial Services and Asset Management businesses to serve clients firmwide. As a result, certain TS revenue is included in other segments’ results. Worldwide Securities Services (“WSS”) holds, values, clears and services securities, cash and alternative investments for investors and broker-dealers, and manages depositary receipt programs globally.

Asset Management

With assets under supervision of $1.6 trillion, Asset Management (“AM”) is a global leader in investment and wealth management. AM clients include institutions, retail investors and high-net-worth individuals in major markets throughout the world. AM offers global investment management in equities, fixed income, real estate, hedge funds, private equity and liquidity, including both money market instruments and bank deposits. AM also provides trust and estate and banking services to high-net-worth clients, and retirement services for corporations and individuals. The majority of AM’s client assets are in actively managed portfolios.

Corporate/Private Equity

The Corporate/Private Equity Sector is comprised of Private Equity, Treasury, corporate staff units and expenses that are centrally managed.

The principal executive office of JPMorgan Chase is located at 270 Park Avenue, New York New York 10017-2070, U.S.A. and its telephone number is (212) 270-6000.

GUARANTEE OF JPMORGAN CHASE & CO.

Under an amendment to the Preferred Securities Guarantee Agreement (as defined below), JPMorgan Chase has fully and unconditionally guaranteed on a subordinated basis the timely and complete payment when due, whether by acceleration or otherwise, of all obligations and liabilities, whether now in existence or hereafter arising, of Bear Stearns in its capacity as issuer of the Guarantee (the “JPMorgan Chase Preferred Securities Guarantee”). The JPMorgan Chase Preferred Securities Guarantee is subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined below) of JPMorgan Chase. The JPMorgan Chase Preferred Securities Guarantee ranks pari passu with all other guarantees (if any) issued by JPMorgan Chase with respect to capital securities (if any) to be issued by other trusts to be established by Bear Stearns (if any).

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The JPMorgan Chase Preferred Securities Guarantee shall remain in full force and effect until the earliest to occur of (i) complete payment of all liabilities and obligations of Bear Stearns in its capacity as guarantor of the Preferred Securities, (ii) none of the Preferred Securities remains outstanding or (iii) the express assumption by JPMorgan Chase of the obligations of Bear Stearns under the Preferred Securities Guarantee Agreement, dated as of May 10, 2001, between Bear Stearns and The Bank of New York, as trustee (as amended, supplemented or modified from time to time, the “Preferred Securities Guarantee Agreement”).

Pursuant to a supplemental indenture to the Indenture (as defined below), JPMorgan Chase has also fully and unconditionally guaranteed on a subordinated basis the timely and complete payment when due, whether by acceleration or otherwise, of all obligations and liabilities, whether now in existence or hereafter arising, of Bear Stearns in its capacity as issuer of the 7.80% Junior Subordinated Deferrable Interest Debentures (the “Debentures” and such guarantee, the “JPMorgan Chase Debenture Guarantee,” and together with the JPMorgan Chase Preferred Securities Guarantee, the “JPMorgan Chase Guarantees”). The JPMorgan Chase Debenture Guarantee is subordinate and junior in right of payment to all Senior Indebtedness of JPMorgan Chase, and upon any payment or distribution of assets of JPMorgan Chase upon any liquidation, dissolution, winding-up, reorganization, assignment for benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructurings or similar proceedings or in connection with any insolvency or bankruptcy proceedings of JPMorgan Chase, the holders of Senior Indebtedness of JPMorgan Chase shall first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Indebtedness before any payment shall be made on account of principal or interest pursuant to the JPMorgan Chase Debenture Guarantee.

The JPMorgan Chase Debenture Guarantee shall remain in full force and effect until the earliest to occur of (i) complete payment of all liabilities and obligations of Bear Stearns in its capacity as issuer of the Debentures, (ii) none of the Debentures remains outstanding or (iii) the express assumption by JPMorgan Chase of the due and punctual payment of the principal of and interest on all the Debentures, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture, dated as of December 16, 1998, between Bear Stearns and The Bank of New York, as trustee (as amended, supplemented or modified from time to time, the “Indenture”), to be performed by Bear Stearns.

“Senior Indebtedness” means the principal of and premium, if any, and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to JPMorgan Chase whether or not such claim for post-petition interest is allowed in such proceeding), on Indebtedness, whether incurred on or prior to the date of the JPMorgan Chase Guarantees or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the JPMorgan Chase Guarantees or to other Indebtedness which is pari passu with, or subordinated to, the JPMorgan Chase Guarantees; provided, however, that Senior Indebtedness shall not be deemed to include (i) any Indebtedness of JPMorgan Chase which when incurred and without respect to any election under Section 1111(b) of the federal Bankruptcy Code was without recourse to JPMorgan Chase, (ii) any Indebtedness of JPMorgan Chase to any of its subsidiaries, (iii) Indebtedness to any employee of JPMorgan Chase, (iv) Indebtedness which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Indebtedness by the beneficiaries as a result of the subordination provisions of the JPMorgan Chase Guarantees would be greater than such payments otherwise would have been as a result of any obligation of such holders of such Indebtedness to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Indebtedness is subject, and (v) any other guarantee of debt securities issued pursuant to the indenture under which the 7.80% Junior Subordinated Deferrable Interest Debentures were issued or the indenture dated as of January 29, 1997, between Bear Stearns and The Chase Manhattan Bank, as trustee.

“Indebtedness” means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (i) every obligation of such person for money borrowed; (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including

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obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issues for the account of such person; (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such person; (vi) every obligation of such person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar agreements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, or otherwise.

The JPMorgan Chase Guarantees are irrevocable and absolute and are guarantees of payment and not of collection. This summary of the JPMorgan Chase Guarantees is not complete. You should refer to the amendment, dated effective as of June 30, 2008, to the Preferred Securities Guarantee Agreement and the supplemental indenture, dated effective as of June 30, 2008, to the Indenture, copies of which are exhibits to the registration statement with which this prospectus supplement is filed.

PLAN OF DISTRIBUTION

This prospectus may be used by affiliates of JPMorgan Chase and Bear Stearns, including J.P. Morgan Securities Inc. and Bear, Stearns and Co. Inc., and in connection with offers and sales related to market-making transactions in the Preferred Securities (including the Guarantee and the JPMorgan Chase Guarantees). These affiliates of JPMorgan Chase and Bear Stearns may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. JPMorgan Chase and Bear Stearns will not receive any of the proceeds of such sales. These affiliates of JPMorgan Chase and Bear Stearns do not have any obligation to make a market in the Preferred Securities (including the Guarantee and the related JPMorgan Chase Guarantees) and may discontinue their market-making activities at any time with notice, in their sole discretion.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to JPMorgan Chase’s Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and the related financial statement schedule of Bear Stearns, incorporated in this Prospectus by reference from Bear Stearns’ Current Report on Form 8-K dated April 11, 2008, and the effectiveness of Bear Stearns’ internal control over financial reporting, incorporated by reference from Bear Stearns’ Annual Report on Form 10-K for the year ended November 30, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express unqualified opinions on the consolidated financial statements and the financial statement schedule and include explanatory paragraphs referring to substantial doubt about Bear Stearns’ ability to continue as a going concern, and the adoption of Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Instruments, an amendment of FASB Statements No. 133 and 140” and Statement of Financial Accounting Standards No. 157, “Fair Value Measurements”, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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With respect to the unaudited interim financial information of Bear Stearns for the three-month periods ended February 29, 2008 and February 28, 2007, which is incorporated herein by reference from Bear Stearns’ Quarterly Report on Form 10-Q for the quarter ended February 29, 2008, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report incorporated herein by reference from Bear Stearns’ Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 2008, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

LEGAL OPINIONS

Neila Radin, Esq. has provided an opinion regarding the validity of JPMorgan Chase’s guarantee of the 7.80% Junior Subordinated Deferrable Interest Debentures and of JPMorgan Chase’s guarantee of Bear Stearns’ guarantee of the Preferred Securities.

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Part II

Information Not Required In Prospectus

Item 14. Other Expenses of Issuance and Distribution

Estimated expenses in connection with the issuance and distribution of the securities being registered other than underwriting compensation are as follows:

Attorneys’ fees and expenses	200,000	*
Accountants’ fees and expenses	15,000	*
Printing expenses	50,000	*
Trustee fees	80,000	*

Total	$345,000	*

*	Estimated.

Item 15. Indemnification of Directors and Officers

Pursuant to the Delaware General Corporation Law (“DGCL”), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

The certificate of incorporation of JPMorgan Chase & Co. (“JPMorgan Chase”) provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of JPMorgan Chase shall be personally liable to JPMorgan Chase or its stockholders for monetary damages for breach of fiduciary duty as a director.

JPMorgan Chase’s certificate of incorporation empowers JPMorgan Chase to indemnify any director, officer, employee or agent of JPMorgan Chase or any other person who is serving at JPMorgan Chase’s request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

JPMorgan Chase’s certificate of incorporation also empowers JPMorgan Chase by action of its board of directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of JPMorgan Chase or any other person who is serving at JPMorgan Chase’s request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such (including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not JPMorgan Chase would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the DGCL.

In addition, JPMorgan Chase’s by-laws require indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The by-laws provide a clear and unconditional right to indemnification for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, to the extent permitted by law, any derivative action but excluding, unless consented to by JPMorgan Chase, any action, suit or proceeding, or part thereof, brought by such person against JPMorgan Chase or any of its affiliates) by reason of the fact that such person is or was serving as a director, officer or employee of JPMorgan Chase or, at the request of JPMorgan Chase, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan). The by-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the by-laws and entitle the persons to be indemnified to have all expenses incurred in advance of the final disposition of a proceeding paid by JPMorgan Chase. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the by-laws, which right of indemnification and of advancement of expenses is not exclusive.

JPMorgan Chase’s by-laws also provide that JPMorgan Chase may enter into contracts with any director, officer or employee of JPMorgan Chase in furtherance of the indemnification provisions in the by-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

Article VIII of The Bear Stearns Companies Inc.’s (“Bear Stearns”) Restated Certificate of Incorporation provides for indemnification of directors and officers of Bear Stearns against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. Bear Stearns’ Restated Certificate of Incorporation, as amended, is filed as Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083) filed June 17, 1998, and the Certificate of Amendment of Restated Certificate of Incorporation, dated April 2, 2001, is filed as Exhibit 4(a)(2) to the Registration Statement on Form S-8 (No. 333-92357) filed June 14, 2001.

Bear Stearns’ by-laws provide that in connection with any indemnification as set forth in Article VIII of Bear Stearns’ Restated Certification of Incorporation, expenses, including attorneys’ fees, incurred by the person entitled to indemnification in defending any such action, suit or proceeding shall be paid or reimbursed by Bear Stearns promptly upon demand by such person and, if any such demand is made in advance of the final disposition of any such action, suit or proceeding, promptly upon receipt by the registrant of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by Bear Stearns.

We, as registrants, have in effect reimbursement insurance for our directors’ and officers’ liability claims and directors’ and officers’ liability insurance indemnifying, respectively, ourselves and our directors and officers within specific limits for certain liabilities incurred, subject to the conditions and exclusions and deductible provisions of the policies.

The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and the certificate of incorporation and by-laws of JPMorgan Chase and Bear Stearns.

Item 16. List of Exhibits

Exhibit Number	Document Description
3.1	Restated Certificate of Incorporation of The Bear Stearns Companies Inc. (incorporated by reference to Exhibit(4)(a)(1) to The Bear Stearns Companies Inc.’s registration statement on Form S-3 (File No. 333-57083)).

3.2	Certificate of Amendment of Restated Certificate of Incorporation of The Bear Stearns Companies Inc. (incorporated by reference to Exhibit 4(a)(2) to The Bear Stearns Companies Inc.’s registration statement on Form S-8 (File No. 333-92357)).

3.3	Certificate of Correction of The Bear Stearns Companies Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of The Bear Stearns Companies Inc., filed June 2, 2008).

3.4	By-laws of The Bear Stearns Companies Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of The Bear Stearns Companies Inc., filed June 2, 2008).

3.5	Restated Certificate of Incorporation of JPMorgan Chase & Co., effective April 5, 2006 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co. filed April 7, 2006).

3.6	By-laws of JPMorgan Chase & Co., effective July 17, 2007 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 333-112967) of JPMorgan Chase & Co. filed July 17, 2007).

3.7	Form of Amendments to the Restated Certificate of Incorporation and By-laws of JPMorgan Chase & Co. (incorporated by reference to Annex G to the joint proxy statement-prospectus forming a part of the Registration Statement on Form S-4 (File No. 333-112967) of JPMorgan Chase & Co.).

4.1	Indenture, dated as of May 31, 1991, between The Bear Stearns Companies Inc. and The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (File No. 33-40933) of The Bear Stearns Companies Inc.).

4.2	First Supplemental Indenture, dated as of January 29, 1998, between The Bear Stearns Companies Inc. and The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee, to the Indenture dated as of May 31, 1991 (incorporated by reference to Exhibit 4(a)(2) to the Current Report on Form 8-K (File No. 1-08989) of The Bear Stearns Companies Inc., filed on February 2, 1998).

4.3	Second Supplemental Indenture, dated effective as of June 30, 2008, among The Bear Stearns Companies Inc., JPMorgan Chase & Co., as Guarantor, and The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K/A (File No. 1-5805) of JPMorgan Chase & Co., filed on June 30, 2008).

Exhibit Number	Document Description
4.4	Indenture, dated as of November 14, 2006, between The Bear Stearns Companies Inc. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(a)(4) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 136666) of The Bear Stearns Companies Inc.).

4.5	First Supplemental Indenture, dated effective as of June 30, 2008, among The Bear Stearns Companies Inc., JPMorgan Chase & Co., as Guarantor, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K/A (File No. 1-5805) of JPMorgan Chase & Co., filed on June 30, 2008).

4.6	Indenture, dated as of December 16, 1998, between The Bear Stearns Companies Inc. and The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K (File No. 1-08989) of The Bear Stearns Companies Inc., filed on December 17, 1998).

4.7	Second Supplemental Indenture, dated as of May 10, 2001, between The Bear Stearns Companies Inc. and The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K (File No. 1-08989) of The Bear Stearns Companies Inc., filed on May 10, 2001).

4.8	Third Supplemental Indenture, dated effective as of June 30, 2008, among The Bear Stearns Companies Inc., JPMorgan Chase & Co., as Guarantor, and The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K/A (File No. 1-5805) of JPMorgan Chase & Co., filed on June 30, 2008).

4.9	Preferred Securities Guarantee Agreement of Bear Stearns Capital Trust III (incorporated by reference to Exhibit 4.11 to the Current Report on Form 8-K (File No. 1-08989) of The Bear Stearns Companies Inc. filed May 10, 2001).

4.10	First Amendment, dated effective as of June 30, 2008, to the Preferred Securities Guarantee Agreement of Bear Stearns Capital Trust III, among The Bear Stearns Companies Inc., JPMorgan Chase & Co., as Guarantor, and The Bank of New York, as Guarantee Trustee (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K/A (File No. 1-5805) of JPMorgan Chase & Co., filed on June 30, 2008).

4.11	Certificate of Trust of Bear Stearns Capital Trust III (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3 (File No. 333-66861) of The Bear Stearns Companies Inc.).

4.12	Certificate of Amendment of Bear Stearns Capital Trust III.*

4.13	Amended and Restated Trust Agreement of Bear Stearns Capital Trust III (incorporated by reference to Exhibit 4.9 to the Current Report on Form 8-K (File No. 1-08989) of The Bear Stearns Companies Inc., filed on May 10, 2001)).

4.14	Form of Preferred Security Certificate of Bear Stearns Capital Trust III (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-3 (File No. 333-66861) of The Bear Stearns Companies Inc.).

5.1	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by Bear Stearns Capital Trust III.*

5.2	Opinion of Cadwalader, Wickersham & Taft LLP.*

5.3	Opinion of Neila Radin.**

12.1	Computation of Ratio of Earnings to Fixed Charges and Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends of The Bear Stearns Companies Inc. (incorporated by reference to Exhibit 12 to The Bear Stearns Companies Inc.’s Annual Report on Form 10-K filed on January 29, 2008 and Exhibit 12 to The Bear Stearns Companies Inc.’s Quarterly Report on Form 10-Q filed on April 14, 2008).

Exhibit Number	Document Description
12.2	Computation of Ratios of Earnings to Fixed Charges of JPMorgan Chase & Co. for Periods Ended December 31, 2007, 2006, 2005, 2004 and 2003 (incorporated by reference to Exhibit 12.1 to Annual Report on Form 10-K for each of the years ended December 31, 2007, 2006, 2005, 2004 and 2003 of JPMorgan Chase & Co. (File No. 1-5805)).

12.3	Computation of Ratios of Earnings to Fixed Charges of JPMorgan Chase & Co. for the Period ended March 31, 2008 (incorporated by reference to Exhibit 12.1 to Current Report on Form 8-K filed on April 16, 2008, of JPMorgan Chase & Co. (File No. 1-5805)).

23.1	Consent of Deloitte & Touche LLP.**

23.2	Letter re: Unaudited Interim Financial Information.**

23.3	Consent of PricewaterhouseCoopers LLP.**

23.4	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1).*

23.5	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.2).*

23.6	Consent of Neila Radin (included in Exhibit 5.3).**

24.1	Powers of Attorney of The Bear Stearns Companies Inc.*

24.2	Powers of Attorney of JPMorgan Chase & Co.**

25.1	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the Indenture, dated as of May 31, 1991, between The Bear Stearns Companies Inc. and The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A), as Trustee.*

25.2	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the Indenture, dated as of November 14, 2006, between The Bear Stearns Companies Inc. and The Bank of New York, as Trustee.*

25.3	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the Indenture, dated as of December 16, 1998, between The Bear Stearns Companies Inc. and The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee.*

25.4	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.) as trustee under the Trust Agreement of Bear Stearns Capital Trust III.*

25.5	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.) as trustee under the Guarantee for the benefit of holders of Preferred Securities of Bear Stearns Capital Trust III.*

*	Previously filed.
**	Filed herewith.

Item 17. Undertakings

Each of the Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of JPMorgan Chase & Co.’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, each of Registrants named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 1, 2008.

JPMORGAN CHASE & CO. (Registrant)

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

THE BEAR STEARNS COMPANIES INC. (Registrant)

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

BEAR STEARNS CAPITAL TRUST III (Registrant)

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Administrator

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

OFFICERS AND DIRECTORS OF JPMORGAN CHASE & CO.

SIGNATURE	TITLE	DATE

* James Dimon	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	July 1, 2008

* Crandall C. Bowles	Director	July 1, 2008

* Stephen B. Burke	Director	July 1, 2008

* David M. Cote	Director	July 1, 2008

* James S. Crown	Director	July 1, 2008

* Ellen V. Futter	Director	July 1, 2008

* William H. Gray, III	Director	July 1, 2008

* Laban P. Jackson, Jr.	Director	July 1, 2008

* Robert I. Lipp	Director	July 1, 2008

* David C. Novak	Director	July 1, 2008

* Lee R. Raymond	Director	July 1, 2008

* William C. Weldon	Director	July 1, 2008

* Michael J. Cavanagh	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 1, 2008

* Louis Rauchenberger	Managing Director and Controller (Principal Accounting Officer)	July 1, 2008

*	Anthony J. Horan hereby signs this Registration Statement on behalf of each of the indicated persons for whom he is attorney-in-fact on July 1, 2008 pursuant to a power of attorney filed as an exhibit to this registration statement.

By:	/s/ ANTHONY J. HORAN
Anthony J. Horan, Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

OFFICERS AND DIRECTORS OF THE BEAR STEARNS COMPANIES INC.

SIGNATURE	TITLE	DATE

* Michael J. Cavanagh	Director, President and Chief Financial Officer (Principal Executive and Financial Officer)	July 1, 2008

* Paul H. Compton	Director	July 1, 2008

* David Brigstocke	Director	July 1, 2008

* Louis Rauchenberger	Controller (Principal Accounting Officer)	July 1, 2008

*	Anthony J. Horan hereby signs this Registration Statement on behalf of each of the indicated persons for whom he is attorney-in-fact on July 1, 2008 pursuant to a power of attorney filed as an exhibit to this registration statement.

By:	/s/ ANTHONY J. HORAN
Anthony J. Horan, Secretary

Exhibit Index

Exhibit Number	Document Description
3.1	Restated Certificate of Incorporation of The Bear Stearns Companies Inc. (incorporated by reference to Exhibit(4)(a)(1) to The Bear Stearns Companies Inc.’s registration statement on Form S-3 (File No. 333-57083)).

3.2	Certificate of Amendment of Restated Certificate of Incorporation of The Bear Stearns Companies Inc. (incorporated by reference to Exhibit 4(a)(2) to The Bear Stearns Companies Inc.’s registration statement on Form S-8 (File No. 333-92357)).

3.3	Certificate of Correction of The Bear Stearns Companies Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of The Bear Stearns Companies Inc., filed June 2, 2008).

3.4	By-laws of The Bear Stearns Companies Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of The Bear Stearns Companies Inc., filed June 2, 2008).

3.5	Restated Certificate of Incorporation of JPMorgan Chase & Co., effective April 5, 2006 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co. filed April 7, 2006).

3.6	By-laws of JPMorgan Chase & Co., effective July 17, 2007 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 333-112967) of JPMorgan Chase & Co. filed July 17, 2007).

3.7	Form of Amendments to the Restated Certificate of Incorporation and By-laws of JPMorgan Chase & Co. (incorporated by reference to Annex G to the joint proxy statement-prospectus forming a part of the Registration Statement on Form S-4 (File No. 333-112967) of JPMorgan Chase & Co.).

4.1	Indenture, dated as of May 31, 1991, between The Bear Stearns Companies Inc. and The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (File No. 33-40933) of The Bear Stearns Companies Inc.).

4.2	First Supplemental Indenture, dated as of January 29, 1998, between The Bear Stearns Companies Inc. and The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee, to the Indenture dated as of May 31, 1991 (incorporated by reference to Exhibit 4(a)(2) to the Current Report on Form 8-K (File No. 1-08989) of The Bear Stearns Companies Inc., filed on February 2, 1998).

4.3	Second Supplemental Indenture, dated effective as of June 30, 2008, among The Bear Stearns Companies Inc., JPMorgan Chase & Co., as Guarantor, and The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K/A (File No. 1-5805) of JPMorgan Chase & Co., filed on June 30, 2008).

4.4	Indenture, dated as of November 14, 2006, between The Bear Stearns Companies Inc. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(a)(4) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 136666) of The Bear Stearns Companies Inc.).

4.5	First Supplemental Indenture, dated effective as of June 30, 2008, among The Bear Stearns Companies Inc., JPMorgan Chase & Co., as Guarantor, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K/A (File No. 1-5805) of JPMorgan Chase & Co., filed on June 30, 2008).

4.6	Indenture, dated as of December 16, 1998, between The Bear Stearns Companies Inc. and The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K (File No. 1-08989) of The Bear Stearns Companies Inc., filed on December 17, 1998).

Exhibit Number	Document Description
4.7	Second Supplemental Indenture, dated as of May 10, 2001, between The Bear Stearns Companies Inc. and The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K (File No. 1-08989) of The Bear Stearns Companies Inc., filed on May 10, 2001).

4.8	Third Supplemental Indenture, dated effective as of June 30, 2008, among The Bear Stearns Companies Inc., JPMorgan Chase & Co., as Guarantor, and The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K/A (File No. 1-5805) of JPMorgan Chase & Co., filed on June 30, 2008).

4.9	Preferred Securities Guarantee Agreement of Bear Stearns Capital Trust III (incorporated by reference to Exhibit 4.11 to the Current Report on Form 8-K (File No. 1-08989) of The Bear Stearns Companies Inc. filed May 10, 2001).

4.10	First Amendment, dated effective as of June 30, 2008, to the Preferred Securities Guarantee Agreement of Bear Stearns Capital Trust III, among The Bear Stearns Companies Inc., JPMorgan Chase & Co., as Guarantor, and The Bank of New York, as Guarantee Trustee (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K/A (File No. 1-5805) of JPMorgan Chase & Co., filed on June 30, 2008).

4.11	Certificate of Trust of Bear Stearns Capital Trust III (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3 (File No. 333-66861) of The Bear Stearns Companies Inc.).

4.12	Certificate of Amendment of Bear Stearns Capital Trust III.*

4.13	Amended and Restated Trust Agreement of Bear Stearns Capital Trust III (incorporated by reference to Exhibit 4.9 to the Current Report on Form 8-K (File No. 1-08989) of The Bear Stearns Companies Inc., filed on May 10, 2001)).

4.14	Form of Preferred Security Certificate of Bear Stearns Capital Trust III (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-3 (File No. 333-66861) of The Bear Stearns Companies Inc.).

5.1	Opinion of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities issued by Bear Stearns Capital Trust III.*

5.2	Opinion of Cadwalader, Wickersham & Taft LLP.*

5.3	Opinion of Neila Radin.**

12.1	Computation of Ratio of Earnings to Fixed Charges and Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends of The Bear Stearns Companies Inc. (incorporated by reference to Exhibit 12 to The Bear Stearns Companies Inc.’s Annual Report on Form 10-K filed on January 29, 2008 and Exhibit 12 to The Bear Stearns Companies Inc.’s Quarterly Report on Form 10-Q filed on April 14, 2008).

12.2	Computation of Ratios of Earnings to Fixed Charges of JPMorgan Chase & Co. for Periods Ended December 31, 2007, 2006, 2005, 2004 and 2003 (incorporated by reference to Exhibit 12.1 to Annual Report on Form 10-K for each of the years ended December 31, 2007, 2006, 2005, 2004 and 2003 of JPMorgan Chase & Co. (File No. 1-5805)).

12.3	Computation of Ratios of Earnings to Fixed Charges of JPMorgan Chase & Co. for the Period ended March 31, 2008 (incorporated by reference to Exhibit 12.1 to Current Report on Form 8-K filed on April 16, 2008, of JPMorgan Chase & Co. (File No. 1-5805)).

23.1	Consent of Deloitte & Touche LLP.**

23.2	Letter re: Unaudited Interim Financial Information.**

Exhibit Number	Document Description
23.3	Consent of PricewaterhouseCoopers LLP.**

23.4	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1).*

23.5	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.2).*

23.6	Consent of Neila Radin (included in Exhibit 5.3).**

24.1	Powers of Attorney of The Bear Stearns Companies Inc.*

24.2	Powers of Attorney of JPMorgan Chase & Co.**

25.1	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the Indenture, dated as of May 31, 1991, between The Bear Stearns Companies Inc. and The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A), as Trustee.*

25.2	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the Indenture, dated as of November 14, 2006, between The Bear Stearns Companies Inc. and The Bank of New York, as Trustee.*

25.3	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the Indenture, dated as of December 16, 1998, between The Bear Stearns Companies Inc. and The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.), as Trustee.*

25.4	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.) as trustee under the Trust Agreement of Bear Stearns Capital Trust III.*

25.5	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.) as trustee under the Guarantee for the benefit of holders of Preferred Securities of Bear Stearns Capital Trust III.*

*	Previously filed.
**	Filed herewith.